                                                                Exhibit 2.1



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                          AGREEMENT AND PLAN OF MERGER


                           DATED AS OF AUGUST 22, 2002


                                     BETWEEN


                             BANKNORTH GROUP, INC.,


                                       AND


                        AMERICAN FINANCIAL HOLDINGS, INC.





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



                                TABLE OF CONTENTS

                                    RECITALS

                                    ARTICLE I

                               CERTAIN DEFINITIONS

                                                                        Page No.
                                                                        -------
1.01.     Certain Definitions..............................................1

                                   ARTICLE II

                                   THE MERGER

2.01.     The Merger.......................................................9
2.02.     Effective Date and Effective Time; Closing......................10

                                   ARTICLE III

                 CONSIDERATION; ELECTION AND EXCHANGE PROCEDURES

3.01.     Effect on Capital Stock..........................................10
3.02.     Election Procedures..............................................12
3.03.     Exchange Procedures..............................................14
3.04.     No Fractional Shares.............................................16
3.05.     Company Options..................................................17
3.06.     Company Restricted Shares........................................17

                                   ARTICLE IV

                           ACTIONS PENDING ACQUISITION

4.01.     Forbearances of the Company......................................18
4.02.     Forbearances of Parent...........................................21

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

5.01.     Disclosure Schedules.............................................21
5.02.     Standard.........................................................21
5.03.     Representations and Warranties of the Company....................21
5.04.     Representations and Warranties of Parent.........................34

                                      (i)

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                                   ARTICLE VI

                                    COVENANTS
                                                                        Page No.
                                                                        -------
6.01.     Reasonable Best Efforts..........................................39
6.02.     Shareholder Approval.............................................39
6.03.     Registration Statement...........................................39
6.04.     Regulatory Filings...............................................40
6.05.     Press Releases...................................................41
6.06.     Access; Information..............................................41
6.07.     Affiliates.......................................................42
6.08.     Acquisition Proposals............................................42
6.09.     Certain Policies.................................................43
6.10.     Nasdaq Listing...................................................43
6.11.     Indemnification..................................................43
6.12.     Benefit Plans....................................................45
6.13.     Bank Merger......................................................46
6.14.     Coordination of Dividends........................................46
6.15.     Directorship.....................................................46
6.16.     Other Agreements.................................................46
6.17.     Notification of Certain Matters..................................47
6.18      Section 16 Matters...............................................47
6.19.     Advisory Board...................................................47

                                   ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

7.01.     Conditions to Each Party's Obligation to Effect the Merger.......47
7.02.     Conditions to Obligation of the Company..........................48
7.03.     Conditions to Obligations of Parent..............................49

                                  ARTICLE VIII

                                   TERMINATION
8.01.     Termination......................................................50
8.02.     Effect of Termination and Abandonment............................52

                                   ARTICLE IX

                                  MISCELLANEOUS

9.01.     Survival.........................................................53
9.02.     Waiver; Amendment................................................53
9.03.     Counterparts.....................................................53


                                      (ii)



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9.04.     Governing Law....................................................53
9.05.     Expenses.........................................................53
9.06.     Notices..........................................................53
9.07.     Entire Understanding; No Third Party Beneficiaries...............54
9.08.     Severability.....................................................55
9.09.     Enforcement of the Agreement.....................................55
9.10.     Interpretation...................................................55
9.11.     Assignment.......................................................56
9.12.     Alternative Structure............................................56

ANNEX A       Form of Shareholder Agreement
  ANNEX B     Form of Executive Agreement among Parent, the Company, the Company
                Bank and  each of Robert T. Kenney, Charles J. Boulier III,
                Peter N. Perugini, Richard J. Moore, Sheri C. Pasqualoni,William
                E. Solberg, Charles P. Ahern and Earl T. Young
ANNEX C         Form of Consulting Agreement between Parent and Robert T. Kenney




                                      (iii)

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        AGREEMENT AND  PLAN  OF  MERGER, dated  as  of  August  22,  2002  (this
"Agreement"), between Banknorth Group, Inc. ("Parent") and American Financial Holdings, Inc. (the "Company").


                                    RECITALS

        A.      The  Company.  The Company is a Delaware corporation, having its
                ------------
principal place of business in New Britain, Connecticut.

        B.      Parent.  Parent is a  Maine  corporation,  having  its principal
                ------
place of business in Portland, Maine.

        C.      Intention of the Parties.  It is the intention of the parties to
                ------------------------
this Agreement that the Merger provided for herein be treated as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

        D.      Board Action.  The respective Boards of Directors of each of
                ------------
Parent and the Company have determined that it is in the best interests of their respective companies and their shareholders to consummate the Merger provided for herein.

        E.      Shareholder Agreements.  As  a  material  inducement  to  Parent
                ----------------------
to enter into this Agreement, and simultaneously with, the execution of this Agreement, each Shareholder (as defined herein) is entering into an agreement, in the form of Annex A hereto (collectively, the "Shareholder Agreements") pursuant to which they have agreed, among other things, to vote their shares of Company Common Stock in favor of this Agreement.

                NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

        1.01.   Certain Definitions.  The  following  terms  are  used  in  this
                -------------------
Agreement with the meanings set forth below:

                "Acquisition Proposal" means any proposal or offer with respect to any of the following (other than the transactions contemplated hereunder) involving the Company or any of its Subsidiaries: (i) any merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of its consolidated assets in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 10% or more of the outstanding shares of its capital stock or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                "Acquisition Transaction" means any of the following (other than the transaction contemplated hereunder) involving the Company or any of its Subsidiaries: (i) any merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of its consolidated assets in a single transaction or series of transactions; or (iii) any tender offer or exchange offer for 10% or more of the outstanding shares of its capital stock or the filing of a registration statement under the Securities Act in connection therewith.

                "Aggregate Cash Consideration"  has  the  meaning  set  forth in
         Section  3.02(d)(i).

                "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

                "Average Share Price" means the average of the per share closing sale prices of the Parent Common Stock on Nasdaq (as reported by an authoritative source) for the ten trading-day period ending on (and including) the Determination Date, rounded to the nearest whole cent.


                "Articles of Merger" has the meaning set forth in Section
         2.02(a).

                "Bank Insurance Fund" means the Bank Insurance Fund maintained by the FDIC.

                "Bank Merger Agreement"  has  the  meaning  set forth in Section
         6.13.

                "Bank Merger" has the meaning set forth in Section 6.13.

                "Bank Secrecy Act" means the Bank Secrecy Act of 1970, as amended.

                "Benefit Plans" has the meaning set forth in Section 5.03(m).

                "Business Day" means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. Government or any day on which banking institutions in the State of Maine or the State of Connecticut are authorized or obligated to close.

                "Capital Change" has the meaning set forth in Section 3.01(d).

                "Certificates" has the meaning set forth in Section 3.02(a).

                "Certificate of Merger" has the meaning set forth in Section 2.02(a).

                "Closing"  and  "Closing Date" have  the  meanings  set forth in
         Section 2.02(b).

                "Code" has the meaning set forth in the recitals to this Agreement.

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                "Community  Reinvestment  Act"  means the Community Reinvestment
         Act of 1977, as amended.

                "Company" has the meaning set forth in the preamble to this Agreement.

                "Company Affiliates" has the meaning set forth in Section 6.07.

                "Company Articles" means the Certificate of Incorporation of the Company.

                "Company Bank" means American Savings Bank, a Connecticut-chartered savings bank.

                "Company Board" means the Board of Directors of the Company.

                "Company Bylaws" means the Bylaws of the Company.

                "Company Common Stock" means the common stock, $0.01 par value per share, of the Company.

                "Company Bank Severance Plan" means the Company Bank Employee Severance Compensation Plan, as amended on or prior to the date hereof.

                "Company Group" means any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that includes the Company and its Subsidiaries or any predecessor of or any successor to the Company (or to another such predecessor or successor).

                "Company Loan Property" has the meaning set forth in Section 5.03(o)(i).

                "Company Meeting" has the meaning set forth in Section 6.02.

                "Company Preferred Stock" means the preferred stock, $0.01 par value per share, of the Company.

                "Company Stock" means, collectively, the Company Common Stock and the Company Preferred Stock.

                "Company Options" means the options to acquire Company Common Stock issued under the Company Stock Option Plan.

                "Company  Regulatory  Authorities"  has the meaning set forth in
         Section 5.03(i).

                "Company Restricted Share" has the meaning set forth in Section 3.06.

                "Company Stock Option Plans" means the Company's 2000 Stock-Based Incentive Plan, as amended, the American Bank of Connecticut 1984 Incentive Stock Option Plan, the American Bank of Connecticut 1993
         Incentive Stock Option Plan, the American Bank of Connecticut 1998 Incentive Stock Option Plan and the American Bank of Connecticut Directors Stock Option Plan.

                "Connecticut  Bank  Commissioner"   means  the  Commissioner  of
         Banking of the State of Connecticut.

                "Derivatives Contract" has the meaning set forth in Section 5.03(q).

                "Determination Date" means the date on which the last required approval of a Governmental Authority is obtained with respect to the Transactions, all statutory waiting periods in respect thereof have expired and all other conditions to the consummation of the Merger specified in Article VII hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) have been satisfied or waived.

                "DGCL" means the Delaware General Corporation Law, as amended.

                "Disclosure Schedule" has the meaning set forth in Section 5.01.

                "Dissenting Shareholders" and "Dissenting Shares" have the meanings set forth in Section 3.01(b).

                "Effective Date" has the meaning set forth in Section 2.02(a).

                "Effective Time" has the meaning set forth in Section 2.02(a).

                "Election  Deadline"  has  the  meaning  set  forth  in  Section
         3.02(b).

                "Election Form" has the meaning set forth in Section 3.02(a).

                "Employees" has the meaning set forth in Section 5.03(m).

                "Environmental  Laws"  has  the  meaning  set  forth  in Section
         5.03(o).

                "Equal Credit Opportunity Act" means the Equal Credit Opportunity Act, as amended.

                  "Equity Investment" means (i) an Equity Security; and (ii) an ownership interest in any company or other entity, any membership interest that includes a voting right in any company or other entity, any interest in real estate; and any investment or transaction which in substance falls into any of these categories even though it may be structured as some other form of investment or transaction.

                  "Equity Security" means any stock (other than adjustable-rate preferred stock, money market (auction rate) preferred stock or other instrument determined by the OCC to have the character of debt securities), certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, or voting-trust certificate; any security convertible into such a security; any security carrying any warrant or right to subscribe to or purchase any such security; and any certificate of interest or participation in, temporary or interim certificate for, or receipt for any of the foregoing.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                "ERISA Affiliate" has the  meaning set forth in  Section 5.03(m)
         (iii).

                "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                "Exchange Agent" has the meaning set forth in Section 3.02(a).

                "Exchange Ratio" has the meaning set forth in Section 3.01(a)
         (iii),  subject to adjustment  pursuant to Section 3.01(d) and 8.01(i).

                 "Executive Agreements"  has  the  meaning  set forth in Section
         6.16.

                "Fair Housing Act" means the Fair Housing Act, as amended.

                "FDIC" means the Federal Deposit Insurance Corporation.

                "Federal Reserve Act" means the Federal Reserve Act, as amended.

                "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

                "GAAP" means accounting principles generally accepted in the United States of America.

                "Governmental Authority" means any federal, state or local court, administrative agency or commission or other governmental authority or instrumentality.

                "Hazardous Substance" has the meaning set forth in Section 5.03(o).

                "Indemnified Parties" and "Indemnifying Party" have the meanings set forth in Section 6.11(a).

                "Insurance Amount" has the meaning set forth in Section 6.11(c).

                "Insurance  Policies"  has  the  meaning  set  forth  in Section
         5.03(w).

                "Liens" means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance.

                "Loans" has the meaning set forth in Section 4.01(r).

                "Maine Superintendent" means the Superintendent of the Bureau of Banking of the State of Maine.

                  "Material Adverse Effect" means, with respect to Parent or the Company any effect that (i) is material and adverse to the financial position, results of operations or business of Parent and its Subsidiaries taken as a whole or the Company and its Subsidiaries taken as a whole, as the case may be, or (ii) would materially impair the ability of any of Parent and its Subsidiaries or the Company and its Subsidiaries to perform their respective obligations under this Agreement or the Bank Merger Agreement or otherwise materially impede the consummation of the Transactions; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by Governmental Authorities, (b) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, (c) changes in general economic conditions (including changes in interest rates) affecting banks and their holding companies generally, (d) any modifications or changes to valuation policies and practices, or expenses incurred, in connection with the Transactions or restructuring charges taken in connection with the Transactions, in each case in accordance with GAAP, and (e) with respect to the Company, the effects of any action or omission taken with the prior consent of Parent or as otherwise contemplated by the Agreement.

                "Material Contracts" has the  meaning  set forth in Section 5.03
         (k)(i).

                "MBCA" means the Maine Business Corporation Act, as amended.

                "Merger" has the meaning set forth in Section 2.01(a).

                "Merger Consideration" has the meaning set forth in Section 3.01
         (a)(iii).

                "Nasdaq" means The Nasdaq Stock Market, Inc.'s National Market or such national securities exchange on which the Parent Common Stock may be listed.

                "Nasdaq Bank Average Index" means the average closing values of the Nasdaq Bank Index for the ten trading-day period ending on (and including) the Determination Date.

                "Nasdaq Bank Starting Index" means $2,305.86, the closing value of the Nasdaq Bank Index on July 31, 2002.

                "National Bank Act" means the National Bank Act, as amended.

                "National   Labor  Relations  Act"   means  the  National  Labor
         Relations Act, as amended.

                "OCC" means the Office of the Comptroller of the Currency.

                "OREO" means other real estate owned.

                "Parent" has the meaning set forth in the preamble to this Agreement.

                "Parent Articles" means the Amended and Restated Articles of Incorporation of Parent, as amended.

                "Parent Benefits Plans" has the meaning set forth in Section 6.12(a).

                "Parent Board" means the Board of Directors of Parent.

                "Parent Bylaws" means the Bylaws of Parent, as amended.

                "Parent Common Stock" means the common stock, $0.01 par value per share, of Parent and, unless the context otherwise requires, related Parent Rights.

                "Parent Bank" means Banknorth, National Association and any successor thereto.

                "Parent  Preferred Stock" means the   preferred stock, $0.01 par
         value per share, of Parent.

                "Parent Rights" means the rights attached to shares of Parent Common Stock pursuant to the Parent Rights Agreement.

                "Parent Rights Agreement" means the Stockholder Rights Agreement, dated as of September 12, 1989 and amended and restated as of July 27, 1999 and as of July 25, 2000, between Parent and American Stock Transfer & Trust Company, as Rights Agent.

                "Parent  Regulatory  Authorities"  has  the meaning set forth in
         Section 5.04(k).

                "Pension Plan" has the meaning set forth in Section 5.03(m)(ii).

                "Person" means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.

                "Previously Disclosed" by a party shall mean information set forth in a section of its Disclosure Schedule corresponding to the section of this Agreement where such term is used.

                "Proxy Statement" has the meaning set forth in Section 6.03(a).

                "Registration Statement" has the meaning set forth in Section 6.03(a).

                "Rights" means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests.

                "SEC" means the Securities and Exchange Commission.

                "SEC Documents" has the meaning set forth in Sections 5.03(g) and 5.04(g) in the case of the Company and Parent, respectively.

                "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                "Shareholder Agreements" has the meaning set forth in the recitals to this Agreement.

                "Shareholders" means each director of the Company.

                "Starting Price" means $25.44, the closing price of a share of Parent Common Stock on July 31, 2002.

                "Stock Conversion Number" has the meaning set forth in Section 3.02(a).

                "Stock Election Number" has the meaning set forth in Section 3.02(a).

                "Subsidiary" and "Significant Subsidiary" have the meanings ascribed to those terms in Rule 1-02 of Regulation S-X of the SEC.

                "Superior Proposal" has the meaning set forth in Section 6.08.

                "Surviving Corporation" has the meaning set forth in Section 2.01(a).

                  "Tax" and "Taxes" mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

                "Tax Returns"  means  any  return,  declaration or  other report
         (including   elections,   declarations,    schedules,   estimates   and
         information returns) with respect to any Taxes.

                "Transactions" means the Merger, the Bank Merger and any other transaction contemplated by this Agreement.

                  "Treasury Stock" means shares of Company Stock held by the Company or any of its Subsidiaries or by Parent or any of its Subsidiaries, in each case other than in a fiduciary (including custodial or agency) capacity or as a result of debts previously contracted in good faith.

                                   ARTICLE II

                                   THE MERGER

        2.01.   The Merger.
                ----------

        (a) The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, the Company shall merge with and into Parent in accordance with the applicable provisions of the MBCA and the DGCL (the "Merger"), the separate corporate existence of the Company shall cease and Parent shall survive and continue to exist as a corporation incorporated under the MBCA (Parent, as the surviving corporation in the Merger, sometimes being referred to herein as the "Surviving Corporation").

        (b)     Name. The name of the Surviving Corporation shall be "Banknorth
                ----
Group, Inc."

        (c)     Articles and Bylaws. The  articles  of  incorporation and bylaws
                -------------------
of the Surviving Corporation immediately after the Merger shall be the Parent Articles and the Parent Bylaws as in effect immediately prior to the Merger.

        (d)     Directors and Executive Officers of the Surviving Corporation.
                -------------------------------------------------------------
The directors of the Surviving Corporation immediately after the Merger shall be the directors of Parent immediately prior to the Merger plus the person appointed or elected as a director pursuant to Section 6.15 hereof, each of whom shall serve until such time as their successors shall be duly elected and qualified. The executive officers of the Surviving Corporation immediately after the Merger shall be the executive officers of Parent immediately prior to the Merger, each of whom shall serve until such time as their successors shall be duly elected and qualified.

        (e)     Authorized Capital Stock.  The  authorized  capital stock of the
                ------------------------
Surviving Corporation upon consummation of the Merger shall be as set forth in the Parent Articles immediately prior to the Merger.

        (f)     Effect of the Merger.  At  the Effective Time, the effect of the
                --------------------
Merger shall be as provided in the applicable provisions of the MBCA and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

        (g) Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, the Company, and its proper officers and directors, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Surviving Corporation or otherwise to take any and all such action.

        2.02    Effective Date and Effective Time; Closing.
                ------------------------------------------

        (a) Subject to the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the consummation of the Merger, but subject to the fulfillment or waiver of those conditions), the parties shall cause articles of merger relating to the Merger (the "Articles of Merger") to be filed with the Secretary of State of the State of Maine pursuant to the MBCA and a certificate of merger (the "Certificate of Merger") to be filed with the Secretary of State of the State of Delaware pursuant to the DGCL on (i) a date selected by Parent after such satisfaction or waiver which is no later than the later of (A) five Business Days after such satisfaction or waiver or (B) the first month end following such satisfaction or waiver, or (ii) such other date to which the parties may mutually agree in writing, provided that in no event shall Articles of Merger or a Certificate of Merger be filed, or the Merger consummated, prior to January 1, 2003. The Merger provided for herein shall become effective upon such filings or on such date as may be specified therein. The date of such filings or such later effective date is herein called the "Effective Date." The "Effective Time" of the Merger shall be the time of such filings or as set forth in such filings.

        (b) A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., Eastern Time, at the principal offices of Parent in Portland, Maine, or at such other place, at such other time, or on such other date as the parties may mutually agree upon (such date, the "Closing Date"). At the Closing, there shall be delivered to Parent and the Company the opinions, certificates and other documents required to be delivered under
Article VII hereof.


                                   ARTICLE III

                 CONSIDERATION; ELECTION AND EXCHANGE PROCEDURES

        3.01.   Effect on Capital Stock.
                -----------------------

        (a) At the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person:

                (i) each share of Parent Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Merger;

                (ii) each share of Company Common Stock held as Treasury Stock immediately prior to the Effective Time shall be cancelled and retired at the Effective Time and no consideration shall be issued in exchange therefor; and

                (iii) each outstanding share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Treasury Stock and any Dissenting Shares) shall become and be converted into, as provided in and subject to the limitations set forth in this Agreement, the right to receive at the election of the holder thereof, as provided in Section 3.02, (i) $32.00 in cash, without interest (the "Cash Consideration"), or (ii) 1.220 shares (the "Exchange Ratio") of Parent Common Stock (the "Stock Consideration"). The Cash Consideration and the Stock Consideration are sometimes referred to herein collectively as the "Merger Consideration."

         (b) Each outstanding share of Company Common Stock the holder of which has perfected his right to dissent under Section 262 of the DGCL and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration hereunder, and the holder thereof shall be entitled only to such rights as are granted by applicable law. The Company shall give Parent prompt notice upon receipt by the Company of any such demands for payment of the fair value of such shares of Company Common Stock and of withdrawals of such notice and any other instruments provided pursuant to applicable law (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such Dissenting Shareholder as may be necessary to perfect appraisal rights under applicable law. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

        (c) If any Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at or prior to the Effective Time, such holder's shares of Company Common Stock shall be converted into a right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement. If such holder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment after the Effective Time, each share of Company Common Stock of such holder shall be converted on a share by share basis into either the right to receive the Cash Consideration or the Stock Consideration as Parent shall determine in its sole discretion.

        (d) The Exchange Ratio shall be subject to appropriate adjustments in the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding Parent Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other like changes in Parent's capitalization (a "Capital Change"). In addition, if Parent enters into an agreement pursuant to which shares of Parent Common Stock would be converted, prior to the Effective Time, into shares or other securities or obligations of another corporation, proper provision shall be made in such agreement so that each Company stockholder shall be entitled to receive at the Effective Time such number of shares or other securities or amount of obligations of such other corporation as such stockholder would be entitled to receive if the Effective Time had occurred immediately prior to the consummation of such conversion.

        3.02.   Election Procedures.
                -------------------

        (a) An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to certificates evidencing shares of Company Common Stock (the "Certificates") shall pass, only upon proper delivery of such Certificates to an unaffiliated bank or trust company designated by Parent and reasonably satisfactory to the Company (the "Exchange Agent")) in such form as the Company and Parent shall mutually agree (the "Election Form"), shall be mailed no later than 15 days prior to the anticipated Effective Time or on such earlier date as Parent and the Company may mutually agree (the "Mailing Date") to each holder of record of Company Common Stock as of five Business Days prior to the Mailing Date (the "Election Form Record Date"). Each Election Form shall permit each holder of record of Company Common Stock as of the Election Form Record Date (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) to (i) elect to receive the Cash Consideration for all of such holder's shares (a "Cash Election"), (ii) elect to receive the Stock Consideration for all of such holder's shares (a "Stock Election"), (iii) elect to receive the Cash Consideration with respect to some of such holder's shares and the Stock Consideration with respect to such holder's remaining shares (a "Mixed Election") or (iv) make no election the receipt of the Cash Consideration or the Stock Consideration (a "Non-Election"), provided that, notwithstanding any other provision of this Agreement, other than paragraph (e) of this Section 3.02, 50% of the total number of shares of Company Common Stock issued and outstanding at the Effective Time, including any Dissenting Shares but excluding any Treasury Stock (the "Stock Conversion Number"), shall be converted into the Stock Consideration and the remaining outstanding shares of Company Common Stock shall be converted into the Cash Consideration. Holders of record of shares of Company Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Election Forms, provided that such Representative certifies that each such Election Form covers all the shares of Company Common Stock held by that Representative for a particular beneficial owner. Shares of Company Common Stock as to which a Cash Election has been made (including pursuant to a Mixed Election) are referred to herein as "Cash Election Shares." Shares of Company Common Stock as to which a Stock Election has been made (including pursuant to a Mixed Election) are referred to herein as "Stock Election Shares." Shares of Company Common Stock as to which no election has been made are referred to herein as "Non-Election Shares." The aggregate number of shares of Company Common Stock with respect to which a Stock Election has been made is referred to herein as the "Stock Election Number." Any Dissenting Shares shall be deemed to be Cash Election Shares, and with respect to such shares the holders thereof shall in no event receive consideration comprised of Parent Common Stock.

        (b) To be effective, a properly completed Election Form shall be submitted to the Exchange Agent on or before 5:00 p.m., New York City time, on the 20th calendar day following but not including the Mailing Date (or such other time and date as Parent and the Company may mutually agree) (the "Election Deadline").

        (c) An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of Company Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. If a holder of Company Common Stock either (i) does not submit a properly completed Election Form in a timely fashion or (ii) revokes the holder's Election Form prior to the Election Deadline, the shares of Company Common Stock held by such holder shall be designated Non-Election Shares. Parent shall cause the Certificates described in clause (ii) of the immediately preceding sentence to be promptly returned without charge to the Person submitting the Election Form upon written request to that effect from the Person who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Parent nor the Exchange Agent shall be under any obligation to notify any Person of any defect in an Election Form.

        (d) Within five Business Days after the later to occur of the Election Deadline or the Effective Time, Parent shall cause the Exchange Agent to effect the allocation among holders of Company Common Stock of rights to receive the Cash Consideration and the Stock Consideration as follows:

                (i) If the Stock Election Number exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and each holder of Stock Election Shares will be entitled to receive the Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder's Stock Election Shares being converted into the right to receive the Cash Consideration;

                (ii) If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the "Shortfall Number"), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

                (A) if the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and each holder of Non-Election Shares shall receive the Stock Consideration in respect of that number of Non- Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder's Non-Election Shares being converted into the right to receive the Cash Consideration; or

                (B) if the Shortfall Number exceeds the number of Non-election Shares, then
                                       13
                all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and each holder of Cash Election Shares shall receive the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder's Cash Election Shares being converted into the right to receive the Cash Consideration.

        (e) If the tax opinion referred to in Section 7.01(f) cannot be rendered because the counsel or auditors charged with providing such opinion reasonably determines that the Merger may not satisfy the continuity of interest requirements applicable to reorganizations under Section 368(a) of the Code, then Parent shall reduce the number of shares of Company Common Stock entitled to receive the Cash Consideration and correspondingly increase the number of shares of Company Common Stock entitled to receive the Stock Consideration by the minimum amount necessary to enable such tax opinion to be rendered.

         3.03   Exchange Procedures.
                -------------------
        (a) Immediately prior to the Effective Time, for the benefit of the holders of Certificates, (i) Parent shall reserve for issuance a sufficient number of shares of Parent Common Stock and deliver to the Exchange Agent certificates evidencing such number of shares of Parent Common Stock issuable and (ii) Parent shall deliver, or cause Parent Bank to deliver, to the Exchange Agent an amount of cash sufficient to pay the aggregate amount of cash payable pursuant to this Article III in exchange for Certificates representing outstanding shares of Company Common Stock (such cash and certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto, are hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Parent Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.

        (b) As soon as practicable after the Effective Time, and provided that the Company has delivered, or caused to be delivered, to the Exchange Agent all information which is necessary for the Exchange Agent to perform its obligations as specified herein, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates who has not previously surrendered such Certificate or Certificates with an Election Form, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration into which the shares of Company Common Stock represented by such Certificate or Certificates shall have been converted pursuant to Sections 3.01 and 3.02 of this Agreement. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, as applicable, (i) a certificate representing that number of shares of Parent Common Stock (if any) to which such former holder of Company Common Stock shall have become entitled pursuant to this Agreement, (ii) a check representing that amount of cash (if any) to which such former holder of Company Common Stock shall have become entitled pursuant to this Agreement and/or (iii) a check representing the amount of cash (if any) payable in lieu of a fractional share of Parent Common Stock which such former holder has the right to receive in respect of the Certificate surrendered pursuant to this Agreement, and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 3.03(b), each Certificate (other than Certificates representing Treasury Stock or Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration provided in Sections 3.01 and 3.02 and any unpaid dividends and distributions thereon as provided in paragraph (c) of this Section 3.03. No interest shall be paid or accrued on any cash constituting Merger Consideration (including any cash in lieu of fractional shares) and any unpaid dividends and distributions, if any, payable to holders of Certificates.

        (c) No dividends or other distributions with a record date after the Effective Time with respect to Parent Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section 3.03. After the surrender of a Certificate in accordance with this Section 3.03, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Parent Common Stock represented by such Certificate.

        (d) The Exchange Agent and Parent, as the case may be, shall not be obligated to deliver cash and/or a certificate or certificates representing shares of Parent Common Stock to which a holder of Company Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the Certificate or Certificates representing the shares of Company Common Stock for exchange as provided in this Section 3.03, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be required in each case by Parent. If any certificates evidencing shares of Parent Common Stock are to be issued in a name other than that in which the Certificate evidencing Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

        (e) At and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers on the stock transfer books of the Company of the shares of Company Stock which were issued and outstanding immediately prior to the Effective Time. At the Effective Time, holders of Company Stock shall cease to be, and shall have no rights as, shareholders of the Company other than to receive the consideration provided under this Article III. On or after the Effective Time, any Certificates presented to Parent or the Exchange Agent shall be cancelled and exchanged for certificates representing shares of Parent Common Stock and/or the payment of cash as provided herein, subject to applicable law in the case of Dissenting Shares.

        (f) Any portion of the Exchange Fund that remains unclaimed by the shareholders of the Company for six months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to Parent. Any shareholders of Company who have not theretofore complied with Section 3.03(b) shall thereafter look only to Parent for the Merger Consideration deliverable in respect of each share of Company Common Stock such shareholder holds as determined pursuant to this Agreement, in each case without any interest thereon. If outstanding Certificates for shares of Company Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of Parent Common Stock or cash would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Parent (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any Person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Parent and the Exchange Agent shall be entitled to rely upon the stock transfer books of the Company to establish the identity of those persons entitled to receive the Merger Consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Parent and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

        (g) Parent (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent is required to deduct and withhold under applicable law. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of which such deduction and withholding was made by Parent.

        (h) Notwithstanding any other provision of this Agreement to the contrary, Certificates surrendered for exchange by any Company Affiliate shall not be exchanged for certificates representing shares of Parent Common Stock to which such Company Affiliate may be entitled pursuant to the terms of this Agreement until Parent has received a written agreement from such person as specified in Section 6.07.

        3.04.   No Fractional Shares.  Notwithstanding  any  other  provision of
                --------------------
this Agreement to the contrary, neither certificates nor scrip for fractional shares of Parent Common Stock shall be issued in the Merger. Each holder who otherwise would have been entitled to a fraction of a share of Parent Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of the Company Common Stock owned by such holder at the Effective Time) by the Average Share Price. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

        3.05    Company Options.
                ---------------
        (a) At the Effective Time, each Company Option which is outstanding and unexercised immediately prior to the Effective Time, whether or not then vested and exercisable, shall cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into an option to purchase shares of Parent Common Stock, and Parent shall assume each Company Option, in accordance with the terms of the applicable Company Stock Option Plan and stock option or other agreement by which it is evidenced, except that from and after the Effective Time, (i) Parent and the Human Resources Committee of its Board of Directors shall be substituted for the Company and the committee of the Company's Board of Directors (including, if applicable, the entire Board of Directors of the Company) administering the Company Stock Option Plans, (ii) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (iii) the number of shares of Parent Common Stock subject to such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, provided that any fractional shares of Parent Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (iv) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under each such Company Option by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. Notwithstanding clauses (iii) and (iv) of the preceding sentence, each Company Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code. Parent and the Company agree to take all necessary steps to effect the foregoing provisions of this Section 3.05(a).

        (b) Within five Business Days after the Effective Time, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Parent Common Stock subject to the options referred to in paragraph (a) of this Section
3.05 and shall use its reasonable best efforts to maintain the current status of the prospectus or prospectuses contained therein for so long as such options remain outstanding in the case of a Form S-8 or, in the case of a Form S-3, until the shares subject to such options may be sold without a further holding period under Rule 144 under the Securities Act.

         3.06.  Company  Restricted Shares. At the Effective Time, each unvested
                --------------------------
restricted share of Company Common Stock granted under the Company Stock Option Plans (each a "Company Restricted Share"), as Previously Disclosed by the Company to Parent, which is outstanding immediately prior to the Effective Time shall vest and become free of restrictions to the extent provided by the terms thereof. Each holder of a Company Restricted Share shall have the same rights to receive the Merger Consideration as are provided to other holders of Company Common Stock pursuant to Sections 3.01-3.04.

                                   ARTICLE IV

                           ACTIONS PENDING ACQUISITION

         4.01.  Forbearances of  the Company.  From  the  date  hereof until the
                ----------------------------
Effective Time, except as expressly contemplated or permitted by this Agreement or as Previously Disclosed, without the prior written consent of Parent, the Company will not, and will cause each of its Subsidiaries not to:

        (a)     Ordinary Course. Conduct its business other than in the ordinary
                ---------------
and usual course consistent with past practice or fail to use reasonable best efforts to preserve its business organization, keep available the present services of its employees and preserve for itself and Parent the goodwill of the customers of the Company and its Subsidiaries and others with whom business relations exist.

        (b)     Capital Stock. Other  than  pursuant  to  Rights  set  forth  on
                -------------
Schedule 4.01(b) of the Company's Disclosure Schedule and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of stock or any Rights or (ii) permit any additional shares of stock to become subject to grants of employee or director stock options or other Rights.

        (c)     Dividends; Etc. (a) Make, declare, pay or set aside for  payment
                --------------
any dividend on or in respect of, or declare or make any distribution on any shares of Company Stock, other than (A) subject to Section 6.14 hereof, regular quarterly cash dividends at a rate not in excess of $0.18 per share on the Company Common Stock and (B) dividends from wholly-owned Subsidiaries to the Company or another wholly-owned Subsidiary of the Company or (b) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

        (d)     Compensation; Employment Agreements; Etc. Enter into or amend or
                ----------------------------------------
renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of the Company or its Subsidiaries or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, provided that no such increase shall result in an annual adjustment of more than 4%, (ii) for other changes that are required by applicable law, (iii) to satisfy contractual obligations existing as of the date hereof and set forth in Schedule 4.01(d) of the Company's Disclosure Schedule, (iv) for grants of awards to newly-hired employees consistent with past practice or (v) for bonuses awarded to certain executive officers under the Company Bank's Executive Incentive Plan in the ordinary course of business consistent with past practice for services rendered in 2002 and payable by the Company Bank on or before December 31, 2002.

        (e)     Hiring.  Hire any person as an employee of the Company or any of
                ------
its Subsidiaries or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 4.01(e) of the Company's Disclosure Schedule and (ii) persons hired to fill any vacancies arising after the date hereof and whose employment is terminable at the will of the Company or a Subsidiary of the Company, as applicable, other than any person to be hired who would have a base salary, including any guaranteed bonus or any similar bonus, considered on an annual basis of more than $50,000.

        (f)     Benefit Plans. Except (i) as  may be required by applicable law,
                -------------
(ii) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 4.01(f) of the Company's Disclosure Schedule or (iii) for termination of the Company Bank's Stock-Based Deferred Compensation Plan and Cash-Based Deferred Compensation Plan, either in total or with respect to the participation of any participant or class of participants, enter into, establish, adopt or amend any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of the Company or its Subsidiaries or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder. Notwithstanding anything to the contrary contained in this Agreement, prior to the Closing Date, the Company and its Subsidiaries shall be permitted to make contributions in an amount sufficient to cover regularly scheduled debt service with respect to the Company Bank's employee stock ownership plan.

        (g)     Dispositions.  Sell,  transfer,  mortgage, encumber or otherwise
                ------------
dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business consistent with past practice and in a transaction that, together with all other such transactions, is not material to the Company and its Subsidiaries taken as a whole.

        (h) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other entity.

        (i)     Capital  Expenditures.  Make any capital expenditures other than
                ---------------------
capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $50,000 individually or $250,000 in the aggregate.

        (j)     Governing  Documents.  Amend  the Company  Articles  or  Company
                --------------------
Bylaws or the articles of incorporation or bylaws (or equivalent documents) of any Subsidiary of the Company.

        (k)     Accounting  Methods.  Implement  or  adopt  any  change  in  its
                -------------------
accounting principles, practices or methods, other than as may be required by changes in laws or regulations or GAAP.

        (l)     Contracts.  Except in the ordinary course of business consistent
                ---------
with past practice or as otherwise permitted under this Section 4.01, enter into or terminate any Material Contract or amend or modify in any material respect any of its existing Material Contracts.

        (m)     Claims.  Enter  into  any  settlement  or similar agreement with
                ------
respect to any action, suit, proceeding, order or investigation to which the Company or any of its Subsidiaries is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by the Company and its Subsidiaries of an amount which exceeds $50,000 and/or would impose any material restriction on the business of the Company or create precedent for claims that are reasonably likely to be material to the Company and its Subsidiaries taken as a whole.

        (n)     Banking  Operations.   Enter  into  any  new  material  line  of
                -------------------
business; change its material lending, investment, underwriting, risk and asset liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any
Governmental Authority; or file any application or make any contract with respect to branching or site location or branching or site relocation.

        (o)     Derivatives Contracts.  Enter  into  any  Derivatives  Contract,
                ---------------------
except in the ordinary course of business consistent with past practice.

        (p)     Indebtedness.  Incur  any indebtedness for borrowed money (other
                ------------
than deposits, federal funds purchased, borrowings from the Federal Home Loan Bank of Boston and securities sold under agreements to repurchase, in each case in the ordinary course of business consistent with past practice) or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than in the ordinary course of business consistent with past practice.

        (q)      Investment   Securities.   Acquire  (other   than   by  way  of
                 -----------------------
foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) (i) any debt security or Equity Investment of a type or in an amount that is not permissible for a national bank or (ii) any other debt security other than in the ordinary course of business consistent with past practice.

        (r)     Loans. Make any loan, loan commitment, letter of credit or other
                -----
extension of credit (collectively, "Loans") other than in the ordinary course of business consistent with past practice.

        (s)     Investments  in  Real  Estate. Make any investment or commitment
                -----------------------------
to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice).

        (t)     Adverse  Actions.   (i)  Take  any  action  that  would,  or  is
                -----------------
reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time,
(y) any of the conditions to the Merger set forth in Article VII not being satisfied or (z) a material violation of any provision of this Agreement or the Bank Merger Agreement, except, in each case, as may be required by applicable law or regulation.

        (u)     Commitments.  Enter  into  any  contract  with  respect  to,  or
                -----------
otherwise agree or commit to do, any of the foregoing.

        4.02    Forbearances of Parent. From the date hereof until the Effective
                ----------------------
Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of the Company, Parent will not, and will cause each of its Subsidiaries not to:

        (a)     Adverse  Actions.   (i)  Take  any  action  that  would,  or  is
                ----------------
reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time,
(y) any of the conditions to the Merger set forth in Article VII not being satisfied or (z) a material violation of any provision of this Agreement or the Bank Merger Agreement, except, in each case, as may be required by applicable law or regulation.

         (b)      Commitments.  Enter  into  any  contract  with  respect to, or
                  ------------
 otherwise  agree or commit to do, any of the foregoing.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

        5.01.   Disclosure Schedules. On or prior to the date hereof, Parent has
                --------------------
delivered to the Company a schedule and the Company has delivered to Parent a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in
Section 5.03 or 5.04 or to one or more of its covenants contained in Article IV; provided, however, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by
Section 5.02 and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that, absent such inclusion in the Disclosure Schedule, such item is or would be reasonably likely to result in a Material Adverse Effect.

        5.02.   Standard. No representation or warranty of the Company or Parent
                --------
contained in Sections 5.03 or 5.04, respectively, shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04, has had or is reasonably likely to have a Material Adverse Effect on the party making such representation or warranty.

         5.03.     Representations  and  Warranties of  the Company.  Subject to
                   ------------------------------------------------
Sections 5.01 and 5.02 and except as Previously Disclosed, the Company hereby represents and warrants to Parent:

        (a) Organization, Standing and Authority. The Company is duly organized,
            ------------------------------------
validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. The Company has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted.


        (b) Company Capital Stock.  The  authorized capital stock of the Company
            ---------------------
consists solely of 120,000,000 shares of Company Common Stock, of which 21,364,545 shares are outstanding as of the date hereof, and 10,000,000 shares of Company Preferred Stock, of which no shares are outstanding. As of the date hereof, 7,455,084 shares of the Company Common Stock were held in treasury by the Company or otherwise directly or indirectly owned by the Company. The outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of Company Common Stock have been issued in violation of the preemptive rights of any Person. Section 5.03(b) of the Company's Disclosure Schedule sets forth for (i) each Company Stock Option, the name of the grantee, the date of the grant, the type of grant, the status of the option grant as qualified or non-qualified under Section 422 of the Code, the number of shares of Company Common Stock subject to each option, the number of shares of Company Common Stock subject to options that are currently exercisable and the exercise price per share and (ii) each Restricted Share, the name of the grantee, the date of grant and the applicable vesting schedule and terms. Except as set forth in the preceding sentence, there are no shares of Company Stock reserved for issuance, the Company does not have any Rights issued or outstanding with respect to Company Stock and the Company does not have any commitment to authorize, issue or sell any Company Stock or Rights.

        (c)     Subsidiaries.
                ------------

                (i) (A) The Company has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) the Company owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to the Company) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of its Subsidiaries is or may be bound to sell or otherwise transfer any of its equity securities (other than to the Company or any of its wholly-owned Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to the Company's rights to vote or to dispose of such securities and (F) all the equity securities of the Company's Subsidiaries held by the Company or its Subsidiaries are fully paid and non-assessable and are owned by the Company or its Subsidiaries free and clear of any Liens.

                (ii) Except for securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, the Company does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person or any interest in a partnership or joint venture of any kind other than its Subsidiaries and stock in the Federal Home Loan Bank of Boston.

                (iii) Each of the Company's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

                (iv) The deposit accounts of the Company Bank are insured by the Bank Insurance Fund in the manner and to the maximum extent provided by applicable law, and the Company Bank has paid all deposit insurance premiums and assessments required by applicable laws and regulations.

        (d)     Corporate Power. Each of the Company and its Subsidiaries has
                ---------------
the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and the Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions, subject to receipt of all necessary approvals of Governmental Authorities and the approval of the Company's shareholders of this Agreement.

        (e)     Corporate Authority.  Subject  to the approval of this Agreement
                -------------------
by the holders of the outstanding Company Common Stock, this Agreement and the Transactions have been authorized by all necessary corporate action of the
Company and the Company Board on or prior to the date hereof. The Company has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Parent, this Agreement is a valid and legally binding obligation of the Company, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

        (f)     Regulatory Approvals; No Defaults.
                ---------------------------------

                (i) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by the Company or any of its Subsidiaries in connection with the execution, delivery or performance by the Company or the Company Bank of this Agreement and the Bank Merger Agreement, as applicable, or to consummate the Transactions, except for
        (A) filings of applications or notices with, and approvals or waivers by, the Federal Reserve Board, the OCC, the Connecticut Bank Commissioner and the Maine Superintendent, as required, (B) filings with the SEC and state securities authorities, as applicable, in connection with the submission of this Agreement for the approval of the holders of Company Common Stock and the issuance of Parent Common Stock in the Merger, (C) the filing of Articles of Merger with the Secretary of State of the State of Maine pursuant to the MBCA and the filing of a Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (D) the approval of this Agreement by the holders of the outstanding shares of Company Common Stock and (E) such corporate approvals and such consents or approvals of, or waivers by, or filings or registrations with, certain of the foregoing federal and state banking agencies in connection with the Bank Merger. As of the date hereof, the Company is not aware of any reason why the approvals set forth above and referred to in Section 7.01(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

                (ii) Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in the preceding paragraph and the expiration of related waiting periods, the execution, delivery and performance of this Agreement and the Bank Merger Agreement by the Company and the Company Bank, as applicable, and the consummation of the Transactions do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries or any of their respective properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of association or bylaws (or similar governing documents) of the Company or any of its Subsidiaries or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

        (g)     Financial Reports; Undisclosed Liabilities.
                ------------------------------------------

                (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to December 31, 1999 under the Securities Act or the Exchange Act, in the form filed or to be filed with the SEC (collectively, the Company's "SEC Documents"), as of the date filed or to be filed, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date; and each of the consolidated balance sheets contained in any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of the Company and its Subsidiaries as of its date, and each of the consolidated statements of income and changes in shareholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the consolidated results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of the Company and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein.

                (ii) Since June 30, 2002, neither the Company nor any of its Subsidiaries has incurred any liability other than in the ordinary course of business consistent with past practice (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby).

                (iii) Since June 30, 2002, (A) the Company and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Agreement and the Transactions) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to the Company.

                (iv) No agreement pursuant to which any loans or other assets have been or shall be sold by the Company or its Subsidiaries entitled the buyer of such loans or other assets, unless there is material breach of a representation or covenant by the Company or its Subsidiaries, to cause the Company or its Subsidiaries to repurchase such loan or other asset or the buyer to pursue any other form of recourse against the Company or its Subsidiaries. Except for regular quarterly cash dividends not in excess of $0.18 per share on the Company Common Stock and the issuance of shares of Company Common Stock in connection with the acquisition of American Bank of Connecticut, since December 31, 1999, no cash, stock or other dividend or any other distribution with respect to the Company Stock has been declared, set aside or paid. No shares of Company Stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by the Company since June 30, 2002, and no agreements have been made to do the foregoing.

        (h)     Litigation.  No litigation, claim or other proceeding before any
                ----------
court or governmental agency is pending against the Company or any of its Subsidiaries and, to the Company's knowledge, no such litigation, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, claim or other proceeding.

        (i)     Regulatory Matters.
                ------------------

                (i)     Neither the Company nor any of its  Subsidiaries nor any
        of any of their respective properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial  institutions  or  issuers  of  securities  or  engaged in the insurance of deposits or the supervision or regulation of it (collectively, the "Company Regulatory Authorities"). The Company and its Subsidiaries have paid all assessments made or imposed by any Company Regulatory Authority.

                (ii)    Neither  the  Company  nor any its Subsidiaries has been
        advised by, or has any knowledge of facts which could give rise to an advisory notice by, any Company Regulatory Authority that such Company Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

        (j)     Compliance With Laws.  Each of the Company and its Subsidiaries:
                --------------------

                (i)     is  in material  compliance with all applicable federal,
        state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

                (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Company's knowledge, no suspension or cancellation of any of them is threatened; and

                (iii) has received, since December 31, 1999, no notification or communication from any Governmental Authority (A) asserting that the Company or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to the Company's knowledge, do any grounds for any of the foregoing exist).

        (k)     Material Contracts; Defaults.
                ----------------------------

                (i) Except for documents listed as exhibits to the Company's SEC Documents and for this Agreement, including the Annexes hereto, neither the Company nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which would entitle any present or former director, officer, employee or agent of the Company or its Subsidiaries to indemnification from the Company or its Subsidiaries, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Company's SEC Documents, (iv) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 60 days or less notice and involving the payment of more than $50,000 per annum or (v) which materially restricts the conduct of any business by the Company or any of its Subsidiaries (collectively, "Material Contracts"). The Company has previously delivered or made available to Parent true and correct copies of each such document.

                (ii) Neither the Company nor any of its Subsidiaries is in material default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and, to the Company's knowledge, there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. No power of attorney or similar authorization given directly or indirectly by the Company or any of its Subsidiaries is currently outstanding.

        (l)     No Brokers.  No action  has  been taken by the Company or any of
                ----------
its Subsidiaries that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the Transactions, excluding a Previously Disclosed fee to be paid to Sandler O'Neill & Partners, L.P.

        (m)     Employee Benefit Plans.
                ----------------------

                (i) All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of the Company and its Subsidiaries (the "Employees") and current or former directors of the Company including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the "Benefits Plans"), are Previously Disclosed in the Disclosure Schedule. True and complete copies of all Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans and all amendments thereto have been provided or made available to Parent.

                (ii) All Benefits Plans other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, covering Employees, to the extent subject to ERISA, are in substantial compliance with ERISA. Each Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service, and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter or the loss of the qualification of such Pension Plan under Section 401(a) of the Code. There is no material pending or, to the Company's knowledge, threatened litigation relating to the Benefits Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Benefit Plan or Pension Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

                (iii) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither the Company nor any of its Subsidiaries has incurred, and neither expects to incur, any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any

        Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

                (iv) All contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected on the financial statements of the Company included in the Company's SEC Documents. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                (v) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Plan since the last day of the most recent plan year.

                (vi) Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Benefit Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality. The Company or any of its Subsidiaries may amend or terminate any such Benefit Plan at any time without incurring any liability thereunder.

                (vii) None of the execution of this Agreement, shareholder approval of this Agreement or consummation of the transactions contemplated by this Agreement, including the Annexes hereto, will (A) entitle any employees of the Company or any of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans, (C) result in any breach or violation of, or a default under, any of the Benefit Plans or (D) result in any payment that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

                (viii) On or prior to the date hereof, the Board of Directors of the Company Bank has duly and validly approved amendments to Sections
        4.1 and 4.2 of the Company Bank Severance Plan, as well as amended and restated Section 4.5 of the Company Bank Severance Plan, in each case in the form Previously Disclosed by the Company to Parent, and each such amendment to the Company Bank Severance Plan is a valid and legally binding obligation of the Company Bank which is enforceable in accordance with its terms against each Participant in the Company Bank Severance Plan (as defined therein), including without limitation each Participant who has been designated as a Designated Officer (as defined in the Company Bank Severance Plan) thereunder.

        (n) Labor Matters. Neither the Company nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel the Company or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to the Company's knowledge, threatened, nor is the Company or any of its Subsidiaries aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

        (o)     Environmental Matters.
                ----------------------

                (i) The Company and its Subsidiaries are in compliance with applicable Environmental Laws; (ii) to the Company's knowledge, no real property (including buildings or other structures) currently or formerly owned or operated by the Company or any of its Subsidiaries, or any property in which the Company or any of its Subsidiaries has held a security interest, Lien or a fiduciary or management role ("Company Loan Property"), has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws; (iii) to the Company's knowledge, neither the Company nor any of its
        Subsidiaries could be deemed the owner or operator of, or has participated in the management regarding Hazardous Substances of, any Company Loan Property which has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws; (iv) to the Company's knowledge, neither the Company nor any of its Subsidiaries has any liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither the Company nor any of its Subsidiaries has received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law; (vi) neither the Company nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law; (vii) to the Company's knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving the Company or any of its Subsidiaries, any currently or formerly owned or operated property, or any Company Loan Property, that could reasonably be expected to result in any claims, liability or investigations against the Company or any of its Subsidiaries, result in any restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any Company Loan Property; and (viii) the Company has Previously Disclosed or made available to Parent copies of all environmental reports, studies, sampling data, correspondence and filings in its possession or reasonably available to it relating to the Company, its Subsidiaries and any currently or formerly owned or operated property or any Company Loan Property.

                As used herein, the term "Environmental Laws" means any federal, state or local law, regulation, order, decree, permit, authorization, opinion or agency requirement relating to: (A) the protection or restoration of the environment, health, safety, or natural resources,
        (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance; and the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law, (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon or
        (C) any other substance which is the subject of regulatory action by any Governmental Authority in connection with any Environmental Law.

        (p)     Tax Matters.
                -----------

                (i) (A) All Tax Returns that are required to be filed on or before the Effective Date (taking into account any extensions of time within which to file which have not expired) by or with respect to the Company Group have been or will be timely filed on or before the Effective Date, (B) all such Tax Returns are or will be true and complete in all material respects, (C) all Taxes shown to be due on the Tax Returns referred to in clause (A) have been or will be timely paid in full, (D) the Tax Returns referred to in clause (A) have been examined by the Internal Revenue Service or the appropriate Tax authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (E) all deficiencies asserted or assessments made as a result of examinations conducted by any taxing authority have been paid in full, (F) no material issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (A) are currently pending and (G) no member of the Company Group has waived any statutes of limitation with respect to any Taxes of the Company or any of its Subsidiaries.

                (ii) The Company has made available to Parent true and correct copies of the United States federal income Tax Returns filed by the Company and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 2001.

                (iii) Neither the Company nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by the Company's SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in the Company's SEC Documents filed on or prior to the date hereof.

                (iv) Neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement, is or has been a member of an affiliated group filing consolidated or combined Tax Returns (other than a group the common parent of which is or was the Company) or otherwise has any liability for the Taxes of any Person (other than the Company and its Subsidiaries).

                (v) No closing agreements, private letter rulings, technical advice memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to the Company and its Subsidiaries.

                (vi) Neither the Company nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

                (vii) As of the date hereof, the Company has no reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                (viii) (A) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the Transactions and (B) all Taxes that the Company or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required by applicable law, have been paid to the proper Governmental Authority or other Person.

        (q)     Risk Management Instruments.  Neither the Company nor any of its
                ---------------------------
Subsidiaries is a party or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that
(i) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (ii) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance. All of such Derivatives Contracts or other instruments, are legal, valid and binding obligations of the Company or any of its Subsidiaries enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally), and are in full force and effect. The Company and its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to the Company's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would have or would reasonably be expected to have a Material Adverse Effect on the Company.

        (r)     Loans; Nonperforming and Classified Assets.
                ------------------------------------------

                (i) Each Loan on the books and records of the Company and its Subsidiaries, was made and has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to the knowledge of the Company, constitutes the legal, valid and binding obligation of the obligor named therein, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor's rights or by general equity principles.

                (ii) The Company has Previously Disclosed as to the Company and each Company Subsidiary as of the latest practicable date: (i) any written or, to the Company's knowledge, oral Loan under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to the Company's knowledge, in default of any other material provision thereof; (ii) each Loan which has been classified as "substandard," "doubtful," "loss" or "special mention" (or words of similar import) by the Company, a Company Subsidiary or an applicable regulatory authority (it being understood that no representation is being made that the FDIC or the Connecticut Bank Commissioner would agree with the loan classifications established by the Company); (iii) a listing of the OREO acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and (iv) each Loan with any director, executive officer or five percent or greater shareholder of the Company or a Company Subsidiary, or to the best knowledge of the Company, any Person controlling, controlled by or under common control with any of the foregoing.

        (s) Properties.  All real and personal  property owned by the Company or
            ----------
a Subsidiary of the Company or presently used by any of them in its respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with its past practices. The Company has good and marketable title free and clear of all Liens to all of the material properties and assets, real and personal, reflected on the consolidated statement of financial condition of the Company as of June 30, 2002 included in the Company's SEC Documents or acquired after such date, other than properties sold by the Company in the ordinary course of business, except (i) Liens for current taxes and assessments not yet due or payable (ii) pledges to secure deposits and other Liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the consolidated statement of financial condition of the Company as of June 30, 2002 included in the Company's SEC Documents. All real and personal property which is material to the Company's business on a consolidated basis and leased or licensed by the Company or a Subsidiary of the Company is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse due to action or inaction of the Company prior to the Effective Time.

        (t)     Intellectual Property.  The  Company  and each Subsidiary of the
                ---------------------
Company owns or possesses valid and binding licenses and other rights to use without payment of any material amount all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in its businesses, all of which have been Previously Disclosed by the Company, and none of the Company or any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. The Company and each of its Subsidiaries have performed in all material respects all the obligations required to be performed by them and are not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

        (u)     Fiduciary Accounts. The Company and each of its Subsidiaries has
                ------------------
properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company or any of its Subsidiaries, any of their respective directors, officers or employees, has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

        (v)     Books and Records.  The books and records of the Company and its
                -----------------
Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of the Company and its Subsidiaries.

        (w)     Insurance.  The  Company  has  Previously  Disclosed  all of the
                ----------
material insurance policies, binders, or bonds currently maintained by the Company or any of its Subsidiaries ("Insurance Policies"). The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect; the Company and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

        (x)     Allowance  For  Loan  Losses.  The  Company's allowance for loan
                ----------------------------
losses is, and shall be as of the Effective Date, in compliance with the Company's existing methodology for determining the adequacy of its allowance for loan losses as well as the standards established by applicable Governmental Authorities and the Financial Accounting Standards Board and is and shall be adequate under all such standards.

        (y)   Transactions With Affiliates.  All  "covered transactions" between
              ----------------------------
a Company Bank and an "affiliate" within the meaning of Sections 23A and 23B of the Federal Reserve Act have been in compliance with such provisions.

        (z)     Required Vote; Antitakeover Provisions.
                --------------------------------------

                (i) The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is necessary to approve and adopt this Agreement and the Transactions on behalf of the Company. No other vote of the shareholders of the Company is required by law, the Company Articles, the Company Bylaws or otherwise to approve this Agreement and the Transactions.

                (ii) Based on the representation and warranty of Parent contained in Section 5.04(m), no "control share acquisition," "business combination moratorium," "fair price" or other form of antitakeover statute or regulation is applicable to this Agreement or the Transactions. Without limiting the foregoing, the Company Board has approved this Agreement and the Transactions and taken all other requisite action such that the provisions of the Company Articles relating to special voting requirements for certain business combinations will not apply to this Agreement or the Transactions.

        (aa)    Fairness  Opinion. The Company  Board has  received  the written
                -----------------
opinion of Sandler O'Neill & Partners, L.P. to the effect that as of the date hereof the Merger Consideration is fair to the holders of Company Common Stock from a financial point of view.

        (bb)    Transactions in Securities.  Neither  the  Company  nor,  to the
                --------------------------
Company's knowledge, (a) any director or officer of the Company or the Company's Subsidiaries covered by the Company's insider trading policy, (b) any person related to any such director or officer by blood, marriage or adoption and residing in the same household and (c) any person who has been knowingly provided material nonpublic information by any one or more of these persons, has purchased or sold, or caused to be purchased or sold, any shares of Company Common Stock or other securities issued by the Company (i) during any period when the Company was in possession of material nonpublic information or (ii) in violation of any applicable provision of the Exchange Act.

        (cc)    Disclosure. The representations and warranties contained in this
                ----------
Section 5.03, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

        5.04.   Representations and Warranties  of  Parent.  Subject to Sections
                ------------------------------------------
5.01 and 5.02 and except as Previously Disclosed, Parent hereby represents and warrants to the Company as follows:

        (a) Organization, Standing and Authority. Parent is duly organized, validly existing and in good standing under the laws of the State of Maine. Parent is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Parent has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

        (b)     Parent Stock.
                ------------

                (i) As of the date hereof, the authorized capital stock of Parent consists solely of 400,000,000 shares of Parent Common Stock, of which 147,964,345 shares were outstanding as of the date hereof, and 5,000,000 shares of Parent Preferred Stock, of which no shares were outstanding as of the date hereof. The outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the shares of Parent Common Stock have been issued in violation of the preemptive rights of any Person. As of the date hereof, there are no Rights authorized, issued or outstanding with respect to the capital stock of Parent, except for (i) shares of Parent Common Stock issuable pursuant to the Parent Benefits Plans, (ii) shares of Parent Common Stock and/or Parent Preferred Stock issuable upon the exercise of Parent Rights,
        (iii) shares of Parent Common Stock issuable in connection with the pending acquisition of Warren Bancorp, Inc. and (iv) by virtue of this Agreement.

                (ii) The shares of Parent Common Stock to be issued in exchange for shares of Company Common Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and the issuance thereof is not subject to any preemptive right.

        (c)     Subsidiaries.
                ------------

                (i) As of the date hereof, the only subsidiary of Parent which constitutes a Significant Subsidiary is the Parent Bank. The Parent Bank has been duly organized and is validly existing in good standing under the laws of the United States and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. The Parent Bank is duly licensed by the OCC and its deposits are insured by the FDIC in the manner and to the maximum extent provided by law.

                (ii) As of the date hereof, (A) Parent owns, directly or indirectly, all the issued and outstanding equity securities of the Parent Bank, (B) no equity securities of the Parent Bank are or may become required to be issued (other than to Parent) by reason of any Right or otherwise, (C) there are no contracts, commitments, understandings or arrangements by which the Parent Bank is or may be bound to sell or otherwise transfer any of its equity securities (other than to Parent or any of its wholly-owned Subsidiaries) and (D) there are no contracts, commitments, understandings, or arrangements relating to Parent's rights to vote or to dispose of such securities.

        (d)     Corporate Power.  Each  of  Parent  and  the Parent Bank has the
                ---------------
corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets. Parent has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions, subject to the receipt of all necessary approvals of Governmental Authorities.

        (e)     Corporate Authority.  This  Agreement and  the Transactions have
                -------------------
been authorized by all necessary corporate action of Parent and the Parent Board. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery by the Company, this Agreement is a valid and legally binding agreement of Parent enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

        (f)     Regulatory Approvals; No Defaults.
                ---------------------------------

                (i) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Parent or any of its Subsidiaries in connection with the execution, delivery or performance by Parent and the Parent Bank of this Agreement and the Bank Merger Agreement, as applicable, or to consummate the Transactions, except for (A) filings of applications or notices with and approvals or waivers by the Federal Reserve Board, the OCC, the Connecticut Bank Commissioner and the Maine Superintendent, as required, (B) filings with the SEC and state securities authorities, as applicable, in connection with the submission of this Agreement for the approval of the holders of Company Common Stock and the issuance of Parent Common Stock in the Merger, (C) the approval of the listing on Nasdaq of the Parent Common Stock to be issued in the Merger, (D) the filing of Articles of Merger with the Secretary of State of the State of Maine pursuant to the MBCA and the filing of a Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and (E) such corporate approvals and such consents or approvals of, or waivers by, or filings or registrations with, certain of the foregoing federal and state banking agencies in connection with the Bank Merger. As of the date hereof, Parent is not aware of any reason why the approvals set forth above and referred to in Section 7.01(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

                (ii) Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in the preceding paragraph and expiration of the related waiting periods, the execution, delivery and performance of this Agreement and the Bank Merger Agreement by Parent and the Parent Bank, as applicable, and the consummation of the Transactions do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Parent or of any of its Subsidiaries or to which Parent or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or bylaws (or similar governing documents) of Parent or any of its Subsidiaries or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

        (g)     Financial Reports and SEC Documents; Material Adverse Effect.
                ------------------------------------------------------------

                (i) Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to December 31, 1999 under the Securities Act or under the Exchange Act, in the form filed or to be filed with the SEC (collectively, Parent's "SEC Documents"), as of the date filed or to be filed, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed
        to  modify   information  as  of  an  earlier  date;  and  each  of  the consolidated balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of Parent and its Subsidiaries as of its date, and each of the consolidated statements of income and changes in shareholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the consolidated results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of Parent and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein.

                (ii) Since June 30, 2002, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Parent.

        (h)     Litigation.  No litigation, claim or other proceeding before any
                ----------
court or governmental agency is pending against Parent or its Subsidiaries and, to Parent's knowledge, no such litigation, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, claim or other proceeding.

        (i)     No  Brokers.   No  action  has  been  taken  by  Parent  or  its
                -----------
Subsidiaries that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the Transactions, excluding a Previously Disclosed fee to be paid to Keefe, Bruyette & Woods, Inc.

        (j)     Tax Matters.  As  of  the  date hereof, Parent does not have any
                -----------
reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

        (k)     Regulatory Matters.
                ------------------

                (i) Neither Parent nor any of its Subsidiaries nor any of any of their respective properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it (collectively, the "Parent Regulatory Authorities"). Parent and its Subsidiaries have paid all assessments made or imposed by any Parent Regulatory Authority.

                (ii) Neither Parent nor any its Subsidiaries has been advised by, and does not have any knowledge of facts which could give rise to an advisory notice by, any Parent Regulatory Authority that such Parent Regulatory Authority is contemplating issuing or
        requesting  (or  is  considering  the   appropriateness  of  issuing  or
        requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

        (l)     Compliance With Laws.  Each of Parent and its Subsidiaries:
                --------------------

                (i)     is  in  material compliance with all applicable federal,
        state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

                (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Parent's knowledge, no suspension or cancellation of any of them is threatened; and

                (iii) has received, since December 31, 1999, no notification or communication from any Governmental Authority (A) asserting that Parent or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to Parent's knowledge, do any grounds for any of the foregoing exist).

        (m)     Ownership  of Company Common Stock. None of Parent or any of its
                ----------------------------------
Subsidiaries, or to Parent's knowledge, any of its other affiliates or associates (as such terms are defined under the Exchange Act), owns beneficially or of record, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of Company Common Stock (other than shares held in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted) which in the aggregate represent 5% or more of the outstanding Company Common Stock.

        (n)     Financial Ability. On the Effective Date and through the date of
                -----------------
payment of the aggregate amount of cash payable pursuant to Article III hereof, Parent or Parent Bank will have all funds necessary to consummate the Merger and pay the aggregate amount of cash to be paid to holders of Company Common Stock pursuant to Sections 3.01 and 3.02 hereof. Each of Parent and Parent Bank is, and immediately following completion of the Transactions will be, in compliance with all capital requirements applicable to it.

        (o)     Disclosure. The representations and warranties contained in this
                ----------
Section 5.04, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.


                                   ARTICLE VI

                                    COVENANTS

        6.01.   Reasonable  Best Efforts. Subject to the terms and conditions of
                ------------------------
this Agreement, each of the Company and Parent agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, so as to permit consummation of the Transactions as promptly as practicable and otherwise to enable consummation of the Transactions, including the satisfaction of the conditions set forth in Article VII hereof, and shall cooperate fully with the other party hereto to that end.

        6.02    Shareholder Approval.  The Company agrees to take, in accordance
                --------------------
with applicable law and the Company Articles and Company Bylaws, all action necessary to convene as soon as reasonably practicable a special meeting of its shareholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by the Company's shareholders for consummation of the Transactions (including any adjournment or postponement, the "Company Meeting"). Except with the prior approval of Parent, no other matters shall be submitted for the approval of the Company shareholders at the Company Meeting. The Company Board shall at all times prior to and during such meeting recommend such approval and shall take all reasonable lawful action to solicit such approval by its shareholders; provided that nothing in this Agreement shall prevent the Company Board from withholding, withdrawing, amending or modifying its recommendation if the Company Board determines, after consultation with its outside counsel, that such action is legally required in order for the directors to comply with their fiduciary duties to the Company shareholders under applicable law; provided, further, that Section 6.08 shall govern the withholding, withdrawing, amending or modifying of such recommendation in the circumstances described therein.

        6.03.   Registration Statement.
                ----------------------

        (a) Parent agrees to prepare a registration statement on Form S-4 or other applicable form (the "Registration Statement") to be filed by Parent with the SEC in connection with the issuance of Parent Common Stock in the Merger
(including the proxy statement and prospectus and other proxy solicitation materials of the Company constituting a part thereof (the "Proxy Statement") and all related documents). The Company shall prepare and furnish such information relating to it and its directors, officers and shareholders as may be reasonably required in connection with the above referenced documents based on its knowledge of and access to the information required for said documents, and the Company, and its legal, financial and accounting advisors, shall have the right to review and comment on such Registration Statement prior to its filing. The Company agrees to cooperate with Parent and Parent's counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from its financial advisor and independent auditor in connection with the Registration Statement and the Proxy Statement. Provided that the Company has cooperated as described above, Parent agrees to file, or cause to be filed, the Registration Statement and the Proxy Statement with the SEC as promptly as reasonably practicable. Each of the Company and Parent agrees to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. Parent also agrees to use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. After the Registration Statement is declared effective under the Securities Act, the Company shall promptly mail at its expense the Proxy Statement to its shareholders.

        (b) Each of the Company and Parent agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in
(i) the Registration Statement shall, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement and any amendment or supplement thereto shall, at the date(s) of mailing to shareholders and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the Company and Parent further agrees that if such party shall become aware prior to the Effective Date of any information furnished by such party that would cause any of the statements in the Registration Statement or the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other parties thereof and to take the necessary steps to correct the Registration Statement or the Proxy Statement.

        (c) Parent agrees to advise the Company, promptly after Parent receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Parent Common Stock for offering or sale in any jurisdiction, of the initiation or, to the extent Parent is aware thereof, threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

        6.04.   Regulatory Filings.
                ------------------

        (a) Each of Parent and the Company and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the Transactions and any other transactions contemplated by this Agreement (including the consolidation of any Company branches with Parent Bank branches or the closure of any Company branches, in each case as Parent in its sole discretion shall deem necessary; provided, however, that in no event shall such branch closures or consolidations be deemed a condition to Parent's obligation hereunder to consummate the Merger) and the Bank Merger Agreement; and any initial filings with Governmental Authorities shall be made by Parent as soon as reasonably practicable after the execution hereof. Each of Parent and the Company shall have the right to review and comment in advance, and to the extent practicable each shall consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all written information submitted to any third party or any Governmental Authority in connection with the Transactions. In exercising the foregoing right, each of such parties agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it shall consult with the other parties hereto with respect to the obtaining of all permits, consents, approvals, waivers and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the Transactions, and each party shall keep the other parties apprised of the status of material matters relating to completion of the Transactions.

        (b) Each party agrees, upon request, to furnish the other parties with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other parties or any of their respective Subsidiaries to any third party or Governmental Authority.

        6.05.   Press Releases.  The  Company and Parent shall consult with each
                --------------
other before issuing any press release with respect to the Transactions or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law or the rules or regulations of Nasdaq. The Company and Parent shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the Transactions as reasonably requested by the other party.

        6.06.   Access; Information.
                -------------------

        (a) The Company agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford Parent and Parent's officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties and personnel of the Company and the Company Bank and to such other information relating to the Company or the Company Bank as Parent may reasonably request and, during such period, it shall furnish promptly to Parent all information concerning the business, properties and personnel of the Company or the Company Bank as Parent may reasonably request.

        (b) Parent agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the Company and its authorized representatives such access to Parent's personnel as the Company may reasonably request.

        (c) Each party agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section
6.06 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the Transactions. Subject to the requirements of law, each party shall keep confidential, and shall cause its representatives to keep confidential, all information and documents obtained pursuant to this Section
6.06 (as well as any other
information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from publicly available sources. In the event that this Agreement is terminated or the Transactions shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by any party of the business and affairs of any other party shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to any party's obligation to consummate the Transactions.

        6.07.   Affiliates. The Company shall use its reasonable best efforts to
                ----------
identify those persons who may be deemed to be "affiliates" of the Company within the meaning of Rule 145 promulgated by the SEC under the Securities Act (the "Company Affiliates") and to cause each person so identified to deliver to Parent as soon as practicable, and in any event prior to the date of the Company Meeting, a written agreement to comply with the requirements of Rule 145 under the Securities Act in connection with the sale or other transfer of Parent
Common Stock received in the Merger, which agreement shall be in a form reasonably satisfactory to the Company.

        6.08.   Acquisition Proposals.  The  Company  agrees that neither it nor
                ---------------------
any of its Subsidiaries shall, and that it shall direct and use its reasonable best efforts to cause its and each such Subsidiary's directors, officers, employees, agents and representatives not to, directly or indirectly, initiate, solicit, knowingly encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to an Acquisition Proposal. The Company further agrees that neither the Company nor any of its Subsidiaries shall, and that it shall direct and use its reasonable best efforts to cause its and each such Subsidiary's directors, officers, employees, agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or the Company Board from (A) complying with its disclosure obligations under federal or state law; (B) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Company Board receives from the Person so requesting such information an executed confidentiality agreement; (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal or (D) recommending such an Acquisition Proposal to the shareholders of the Company, if and only to the extent that, in each such case referred to in clause (B), (C) or (D) above, (i) the Company Board determines in good faith (after consultation with outside legal counsel) that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) the Company Board determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction more favorable to the Company's shareholders from a financial point of view than the Merger. An Acquisition Proposal which is received and considered by the Company in compliance with this Section 6.08 and which meets the requirements set forth in clause (D) of the preceding sentence is herein referred to as a "Superior Proposal." The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposals. The Company agrees that it will notify Parent immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, the Company or any of its representatives.

        6.09.   Certain  Policies.  Prior  to  the  Effective  Date, each of the
                -----------------
Company and its Subsidiaries shall, consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, modify or change its loan, OREO, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Parent; provided, however, that no such modifications or changes need be made prior to the satisfaction of the conditions set forth in Sections 7.01(a) and 7.01(b); and further provided that in any event, no accrual or reserve made by the Company or any of its Subsidiaries pursuant to this Section 6.09 shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of the Company or its management with any such adjustments.

        6.10.    Nasdaq  Listing.   Parent  agrees  to use its  reasonable  best
                 ---------------
efforts to list, prior to the Effective Date, on the Nasdaq the shares of Parent Common Stock to be issued in connection with the Merger.

        6.11.   Indemnification.
                ---------------

        (a) From and after the Effective Time, Parent (the "Indemnifying Party") shall indemnify and hold harmless each present and former director, officer and employee of the Company or a Company Subsidiary, as applicable, determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of or pertaining to the fact that he or she was a director, officer, employee, fiduciary or agent of the Company or any Company Subsidiary or is or was serving at the request of the Company or any of the Company Subsidiaries as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including without limitation matters related to the negotiation, execution and performance of this Agreement or consummation of the Transactions, to the fullest extent which such Indemnified Parties would be entitled under the Company Articles and Company Bylaws or equivalent documents of any Company Subsidiary, as applicable, or any agreement, arrangement or understanding which has been Previously

Disclosed by the Company pursuant to this Section, in each case as in effect on the date hereof. Without limiting the foregoing, Parent also agrees that limitations on liability existing in favor of the Indemnified Parties as provided in the Company Articles and Company Bylaws or similar governing documents of the Company Subsidiaries as in effect on the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and the Bank Merger and shall continue in full force and effect from and after the Effective Time.

        (b) Any Indemnified Party wishing to claim indemnification under this Section 6.11, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not actually prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction), (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent and (iv) the Indemnifying Party shall have no obligation hereunder in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations.

        (c) Prior the Effective Time, Parent shall cause the persons serving as directors and officers of the Company immediately prior to the Effective Time to be covered by the directors' and officers' liability insurance policy maintained by the Company (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous than such policy or single premium tail coverage with policy limits equal to the Company's existing coverage limits) with respect to acts or omissions occurring prior to the Effective Time which were committed by such directors and officers in their capacities as such, provided that in no event shall Parent be required to expend for any one year an amount in excess of 150% of the annual premium currently paid by the Company for such insurance (the "Insurance Amount"), and further provided that if Parent is unable to maintain or obtain the insurance called for by this Section 6.11(c) as a result of the preceding provision, Parent shall use its reasonable best efforts to obtain the most advantageous coverage as is available for the Insurance Amount.

        (d) If Parent or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 6.11.

        6.12    Benefit Plans.
                -------------

        (a) As soon as administratively practicable after the Effective Time, Parent shall take all reasonable action so that employees of the Company and its Subsidiaries shall be entitled to participate in each employee benefit plan, program or arrangement of Parent of general applicability (the "Parent Benefits Plans") to the same extent as similarly-situated employees of Parent and its Subsidiaries (it being understood that inclusion of the employees of the Company and its Subsidiaries in the Parent Benefits Plans may occur at different times with respect to different plans), provided, however, that nothing contained herein shall require Parent or any of its Subsidiaries to make any grants to any former employee of the Company or its Subsidiaries under any discretionary equity compensation plan of Parent. Parent shall cause each Parent Benefits Plan in which employees of the Company and its Subsidiaries are eligible to participate to recognize, for purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes (but not for accrual of pension benefits) under the Parent Benefit Plans, the service of such employees with the Company and its Subsidiaries to the same extent as such service was credited for such purpose by the Company, provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Nothing herein shall limit the ability of Parent to amend or terminate any of the Company's Benefits Plans in accordance with their terms at any time.

        (b) At and following the Effective Time, Parent shall honor, and the Surviving Corporation shall continue to be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees of the Company existing as of the Effective Date, as well as all employment, severance, deferred compensation or "change-in-control" agreements, plans or policies of the Company which are Previously Disclosed, subject in each case as the same may be modified or terminated with respect to certain executive officers of the Company pursuant to an Executive Agreement. Parent acknowledges that the consummation of the Merger will constitute a "change-in-control" of the Company for purposes of any employee benefit plans, agreements and arrangements of the Company.

        (c) If employees of the Company or any of its Subsidiaries become eligible to participate in a medical, dental or health plan of Parent, Parent shall cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions covered under the applicable medical, health or dental plans of Parent, (ii) provide full credit for under such plans any deductibles, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time to the extent such employee had satisfied any similar limitation or requirement under an analogous Plan prior to the Effective Time.

         (d) For a period of six months following the Effective Time, Parent shall provide all employees of the Company and its Subsidiaries whose employment was terminated other than for cause, disability or retirement at or following the Effective Time, and who so desires, job counseling and outplacement assistance services in accordance with Parent's employment policies and practices, shall assist such employees in locating new employment and shall notify all such employees who want to be so notified of opportunities for positions with Parent or any of its Subsidiaries for which Parent reasonably believes such persons are qualified and shall consider any application for such positions submitted by such persons, provided, however, that any decision to offer employment to any such person shall be made in the sole discretion of Parent.


        (e) All employees of the Company or a Company Subsidiary as of the Effective Time shall become employees of Parent or a Parent Subsidiary as of the Effective Time, and Parent or a Parent Subsidiary will use its reasonable best efforts to give such persons (other than any such person who is party to an employment agreement, a severance agreement or a special termination agreement) at least four weeks prior written notice of any job elimination after the Effective Time for a period of 90 days following the Effective Time. Subject to such four-week notice requirement, Parent or a Parent Subsidiary shall have no obligation to continue the employment of any such person and nothing contained herein shall give any employee of the Company or a Company Subsidiary the right to continue employment with Parent or a Parent Subsidiary after the Effective Time. An employee of the Company or a Company Subsidiary (other than an employee who is party to an employment agreement, a severance agreement or a special termination agreement) whose employment is involuntarily terminated other than for cause following the Effective Time shall be entitled to receive severance payments in accordance with, and to the extent provided in, the Company Severance Plan.

        6.13.   Bank Merger.  Parent  and  the  Company agree to take all action
                -----------
necessary and appropriate, including causing the entering into of an appropriate merger agreement (the "Bank Merger Agreement"), to cause the Company Bank to merge with and into the Parent Bank (the "Bank Merger") in accordance with applicable laws and regulations and the terms of the Bank Merger Agreement and as soon as practicable after consummation of the Merger.

        6.14    Coordination of Dividends. After the date of this Agreement, the
                -------------------------
Company shall coordinate the declaration of any dividends in respect of the Company Common Stock and the record dates and payment dates relating thereto with that of the Parent Common Stock, it being the intention of the parties that the holders of Parent Common Stock or Company Common Stock shall not receive more than one dividend, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Parent Common Stock and/or Company Common Stock and any shares of Parent Common Stock any holder of Company Common Stock receives in exchange therefor in the Merger.

        6.15.   Directorship. Parent agrees to take all action  necessary to
                ------------
appoint or elect, effective as of the Effective Time, one non-employee director of the Company as of the date hereof who is designated by Parent and who meets the director qualification requirements set forth in the Parent Bylaws.

        6.16.   Other Agreements.
                ----------------
        (a) Concurrently with the execution of this Agreement by the Company and Parent, Parent, the Company, the Company Bank and each of Robert T. Kenney, Charles J. Boulier III, Peter N. Perugini, Richard J. Moore, Sheri C. Pasqualoni, William E. Solberg, Charles P. Ahern and Earl T. Young shall enter into an Executive Agreement in the form of Annex B hereto (individually an "Executive Agreement" and collectively the "Executive Agreements").

        (b) Concurrently with the execution of this Agreement by the Company and Parent, Parent and Robert T. Kenney shall enter into a Consulting Agreement in the form of Annex C hereto.

        6.17.   Notification of Certain Matters.  Each of the Company and Parent
                -------------------------------
shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

        6.18.   Section 16 Matters.  Prior to the Effective Time, Parent and the
                ------------------
Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisitions of Parent Common Stock resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        6.19    Advisory Board.  Parent  agrees to cause Parent Bank to take all
                --------------
action necessary to appoint or elect, as of the Effective Time, all non-employee directors of the Company as of the date hereof (excluding the director to be appointed to the Parent Board pursuant to Section 6.15) to the Connecticut-based board of advisory directors of Parent Bank. Such directors shall be eligible to receive compensation for services in their capacity as such in accordance with the policies of Parent Bank in effect from time to time.


                                   ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

        7.01.   Conditions to Each  Party's Obligation to Effect the Merger. The
                -----------------------------------------------------------
respective obligation of each of the parties hereto to consummate the Merger is subject to the fulfillment or, to the extent permitted by applicable law, written waiver by the parties hereto prior to the Closing Date of each of the following conditions:

        (a)     Shareholder  Approval.  This  Agreement  shall  have  been  duly
                ---------------------
approved by the requisite vote of the holders of outstanding shares of Company Common Stock.

        (b)     Regulatory  Approvals.  All  regulatory  approvals  required  to
                ---------------------
consummate the Transactions shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which the Parent Board reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the Transactions0 to such a degree that Parent, in its good faith judgment, would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

        (c)     No  Injunction.    No   Governmental   Authority   of  competent
                --------------
jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Transactions.

        (d)    Registration Statement; Blue Sky Laws. The Registration Statement
               -------------------------------------
shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated by the SEC and not withdrawn; and Parent shall have received all required approvals by state securities or "blue sky" authorities with respect to the Transactions.

        (e)     Listing.  The shares of Parent  Common Stock to be issued in the
                -------
Merger shall have been approved for listing on the Nasdaq.

        (f)     Tax Opinion.  Each of Parent and the Company shall have received
                -----------
the written opinion of Elias, Matz, Tiernan & Herrick L.L.P., in form and substance reasonably satisfactory to both the Company and Parent, dated as of the Effective Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for Federal income tax purposes as constituting a reorganization within the meaning of Section 368(a)(1)(A) of the Code. If such legal counsel does not render such opinion, this condition may be satisfied if KPMG LLP, independent auditors of Parent and the Company, renders such opinion, relying on such facts, representations and assumptions. In rendering such opinion, such counsel or auditors may require and rely upon representations and covenants, including those contained in certificates of officers of Parent, the Company and others, reasonably satisfactory in form and substance to such counsel.

        7.02.   Conditions to Obligation of the Company.  The  obligation of the
                ---------------------------------------
Company to consummate the Merger is also subject to the fulfillment or written waiver by the Company prior to the Closing Date of each of the following conditions:

        (a)   Representations and Warranties. The representations and warranties
              ------------------------------
of Parent set forth in this Agreement, subject in all cases to the standard set forth in Section 5.02, shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and the Company shall have received a certificate, dated the Effective Date, signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

        (b)    Performance of Obligations of Parent. Parent shall have performed
               ------------------------------------
in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate, dated the Effective Date, signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

        (c)     Deposit of Merger Consideration.  Parent  shall  have  deposited
                -------------------------------
with the Exchange Agent the Merger Consideration to be paid to holders of Company Common Stock pursuant to Article III hereof.

        (d)     Other Actions. Parent shall have furnished the Company with such
                -------------
certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.02 as the Company may reasonably request.

        7.03.   Conditions to Obligations of Parent. The  obligations  of Parent
                -----------------------------------
to consummate the Merger are also subject to the fulfillment or written waiver by Parent prior to the Closing Date of each of the following conditions:

        (a)   Representations and Warranties. The representations and warranties
              ------------------------------
of the Company set forth in this Agreement, subject in all cases to the standard set forth in Section 5.02, shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Parent shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

        (b)     Performance of Obligations of Company.  The  Company  shall have
                -------------------------------------
performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

        (c)     Shareholder  Agreements.   Shareholder  Agreements,  in the form
                -----------------------
attached as Annex A hereto, shall have been executed and delivered by each Shareholder in connection with the Company's execution and delivery of this Agreement.

        (d)     Executive Agreements. Executive Agreements, in the form attached
                --------------------
as Annex B hereto, shall have been duly executed and delivered by the Company, the Company Bank and each executive officer of the Company who is a party thereto, and the Company, the Company Bank and each such executive officer shall have performed in all material respects all obligations required to be performed by such party thereunder at or prior to the Effective Time.

        (e)     Dissenting Shares.  Dissenting Shares shall not represent 10% or
                -----------------
more of the outstanding Company Common Stock.

        (f)     Other Actions. The Company shall have furnished Parent with such
                -------------
certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.03 as Parent may reasonably request.

                                  ARTICLE VIII

                                  TERMINATION

        8.01    Termination.   This  Agreement   may  be   terminated,  and  the
                -----------
Transactions may be abandoned:

        (a)     Mutual Consent.  At any time prior to the Effective Time, by the
                --------------
mutual consent of Parent and the Company if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

        (b)     Breach.  At  any time  prior to the Effective Time, by Parent or
                ------
the Company if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of: (i) a breach by Parent or the Company, as the case may be, of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach; or (ii) a breach by Parent or the Company, as the case may be, of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach, which breach (whether under (i) or (ii)) would be reasonably expected, individually or in the aggregate with other breaches, to result in a Material Adverse Effect with respect to Parent or the Company, as the case may be.

        (c)     Delay. At any time prior to the Effective Time, by Parent or the
                -----
Company if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Transactions are not consummated by July 31, 2003, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of (i) the party seeking to terminate pursuant to this Section 8.01(c) or (ii) any of the Shareholders (if the Company is the party seeking to terminate), which action or inaction is in violation of its obligations under this Agreement or, in the case of the Shareholders, his, her or its obligations under the relevant Shareholder Agreement.

        (d)     No Regulatory Approval.  By  the Company or Parent, if its Board
                ----------------------
of Directors so determines by a vote of a majority of the members of its entire Board, in the event the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority.

        (e)     No Shareholder Approval.  By either Parent or the Company if any
                -----------------------
approval of the shareholders of the Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the Company Meeting.

        (f)     Failure to Recommend.  At any time prior to the Company Meeting,
                --------------------
by Parent if (i) the Company shall have breached Section 6.08, (ii) the Company Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of

Parent or (iii) the Company shall have materially breached its obligations under
Section 6.02 by failing to call, give notice of, convene and hold the Company Meeting in accordance with Section 6.02.

        (g)     Certain Tender or Exchange Offers.  By  Parent if a tender offer
                ---------------------------------
or exchange offer for 20% or more of the outstanding shares of Company Common Stock is commenced (other than by Parent or a Subsidiary thereof), and the Company Board recommends that the shareholders of the Company tender their shares in such tender or exchange offer or otherwise fails to recommend that such shareholders reject such tender offer or exchange offer within the ten-Business Day period specified in Rule 14e-2(a) under the Exchange Act.

        (h)     Superior Proposal.  At any time prior to the Company Meeting, by
                -----------------
the Company in order to concurrently enter into an acquisition agreement or similar agreement (each, an "Acquisition Agreement") with respect to a Superior Proposal which has been received and considered by the Company and the Company Board in compliance with Section 6.08 hereof, provided, however, that this Agreement may be terminated by the Company pursuant to this Section 8.01(h) only after the fifth Business Day following Parent's receipt of written notice from the Company advising Parent that the Company is prepared to enter into an Acquisition Agreement with respect to a Superior Proposal, and only if, during such five-Business Day period, Parent does not, in its sole discretion, make an offer to the Company that the Company Board determines in good faith, after consultation with its financial and legal advisors, is at least as favorable as the Superior Proposal.

        (i)     Possible  Adjustment.  By the Company, if the Company  Board  so
                --------------------
determines by the vote of a majority of all of its members, at any time during the three-day period commencing with the Determination Date, if both the following conditions are satisfied:

        (1) the Average Share Price shall be less than 80.0% of the Starting Price (as the same may be adjusted to reflect any Capital Change); and

        (2) (i) the number obtained by dividing the Average Share Price by the Starting Price (such number being referred to herein as the "Parent Ratio") shall be less than (ii) the number obtained by dividing the Nasdaq Bank Average Index by the Nasdaq Bank Starting Index and multiplying the quotient in this clause by 0.80 (such number being referred to herein as the "Index Ratio");

subject, however, to the following three sentences. If the Company elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give written notice to Parent (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned three-day period). During the two-day period commencing with its receipt of such notice, Parent shall have the option of increasing the consideration to be received by the holders of Company Common Stock hereunder by adjusting the Exchange Ratio to equal the lesser of (i) a number equal to a quotient (rounded to the nearest one ten-thousandth), the numerator of which is the product of the Starting Price, 0.80, and the Exchange Ratio (as then in effect) and the denominator of which is the Average Share Price, and (ii) a number equal to a quotient (rounded to the nearest one ten-thousandth), the numerator of which is the Index Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the Parent

Ratio. If Parent makes an election contemplated by the preceding sentence within such three-day period, it shall give prompt written notice to the Company of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 8.01(i) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 8.01(i).

        8.02    Effect of Termination and Abandonment.
                -------------------------------------
        (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in this Section 8.02 and Section 9.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of any covenant, agreement, representation or warranty of this Agreement giving rise to such termination.

        (b) In recognition of the efforts, expenses and other opportunities foregone by Parent while structuring and pursuing the Merger, the parties hereto agree that the Company shall pay to Parent a termination fee of $28.0 million (the "Termination Fee") in the manner set forth below if:

                (i)      this  Agreement is terminated  by  Parent  pursuant  to
         Section 8.01(f) or (g);

                (ii)    this  Agreement  is terminated by (A) Parent pursuant to
         Section  8.01(b),  (B) by either  Parent  or the  Company  pursuant  to
         Section  8.01(c),  or (C) by either  Parent or the Company  pursuant to
         Section 8.01(e) (other than by reason of any breach by Parent or the Company, respectively), and in the case of any termination pursuant to clause (A), (B) or (C) an Acquisition Proposal shall have been publicly announced or otherwise communicated or made known to the senior management of the Company or the Company Board (or any Person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal) at any time after the date of this Agreement and prior to the taking of the vote of the shareholders of the Company contemplated by this Agreement at the Company Meeting, in the case of clause (C), or the date of termination of this Agreement, in the case of clause (A) or (B); or

                (iii)   this  Agreement is terminated by the Company pursuant to
         Section 8.01(h).

        In  the  event  the  Termination  Fee  shall  become payable pursuant to
Section 8.02(b)(i) or (ii), (x) the Company shall pay to Parent an amount equal to $5.0 million on the first Business Day following termination of this Agreement, and (y) if within 18 months after such termination the Company or a Subsidiary of the Company enters into any agreement with respect to, or consummates, any Acquisition Transaction, the Company shall pay to Parent the Termination Fee (net of any payment made pursuant to clause (x) above) on the date of execution of such agreement or consummation of the Acquisition Transaction. In the event the Termination Fee shall become payable pursuant to
Section 8.02(b)(iii), the Company shall pay to Parent the entire Termination Fee within two Business Days following the date of termination of this Agreement.

Any amount that becomes payable pursuant to this Section 8.02(b) shall be paid by wire transfer of immediately available funds to an account designated by Parent.

        (c) The Company and Parent agree that the agreement contained in paragraph (b) of this Section 8.02 is an integral part of the transactions contemplated by this Agreement, that without such agreement Parent would not have entered into this Agreement and that such amounts do not constitute a penalty or liquidated damages in the event of a breach of this Agreement by the Company. If the Company fails to pay Parent the amounts due under paragraph (b) above within the time periods specified therein, the Company shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by Parent in connection with any action in which Parent prevails, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.


                                   ARTICLE IX


                                 MISCELLANEOUS

        9.01.   Survival.   No   representations,   warranties,  agreements  and
                --------
covenants contained in this Agreement shall survive the Effective Time (other than agreements or covenants contained herein that by their express terms are to be performed after the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.06(c), 8.02 and, excepting Section 9.12 hereof, this Article IX, which shall survive any such termination). Notwithstanding anything in the foregoing to the contrary, no representations, warranties, agreements and covenants contained in this Agreement shall be deemed to be terminated or extinguished so as to deprive a party hereto or any of its affiliates of any defense at law or in equity which otherwise would be available against the claims of any Person, including without limitation any shareholder or former shareholder.

        9.02.   Waiver; Amendment. Prior to the Effective Time, any provision of
                -----------------
this Agreement may be (i) waived by the party benefited by the provision or (ii) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement, except that after the Company Meeting no amendment shall be made which by law requires further approval by the shareholders of the Company without obtaining such approval.

        9.03.   Counterparts.   This Agreement may  be  executed  in one or more
                ------------
counterparts, each of which shall be deemed to constitute an original.

        9.04.   Governing Law.   This   Agreement  shall  be  governed  by,  and
                -------------
interpreted in accordance with, the laws of the State of Maine applicable to contracts made and to be performed entirely within such State.

        9.05    Expenses.  Each  party hereto will bear all expenses incurred by
                --------
it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel and, in the case of Parent, the registration fee to be paid to the SEC in connection with the Registration Statement, except that expenses of printing the Proxy Statement shall be shared equally between the Company and Parent, and provided further that nothing contained herein shall limit either party's rights to recover any liabilities or damages arising out of the other party's willful breach of any provision of this Agreement.

        9.06.   Notices.   All   notices,   requests  and  other  communications
                -------
hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

        If to the Company to:

                  American Financial Holdings, Inc.
                  102 West Main Street
                  New Britain, Connecticut 06051
                  Attention:  Robert T. Kenney
                              Chairman, President and
                                 Chief Executive Officer
                  Fax:  (860) 827-2576

        With a copy to:

                  Muldoon Murphy & Faucette LLP
                  5101 Wisconsin Avenue, N.W.
                  Washington, DC 20016
                  Attention:  Douglas P. Faucette, Esq.
                  Fax:  (202) 966-9409

        If to Parent to:

                  Banknorth Group, Inc.
                  P.O. Box 9540
                  Two Portland Square
                  Portland, Maine 04112-9540
                  Attention: William J. Ryan
                             Chairman, President
                             and Chief Executive Officer
                  Fax:  (207) 761-8587

        With a copy to:

                  Elias, Matz, Tiernan & Herrick L.L.P.
                  12th Floor, The Walker Building
                  734 15th Street, N.W.
                  Washington, D.C. 20005
                  Attention:  Gerard L. Hawkins, Esq.
                  Fax:  (202) 347-2172

        9.07.   Entire  Understanding;   No   Third  Party  Beneficiaries.  This
                ---------------------------------------------------------
Agreement and the Shareholder Agreements represent the entire understanding of the parties hereto and thereto with reference to the Transactions, and this Agreement and the Shareholder Agreements supersede any and all other oral or written agreements heretofore made. Except for the Indemnified Parties' right to enforce Parent's obligation under Section 6.11, which are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        9.08.   Severability.  Except  to  the  extent  that application of this
                ------------
Section 9.08 would have a Material Adverse Effect on the Company or Parent, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

        9.09.   Enforcement of the Agreement.  The  parties  hereto  agree  that
                ----------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        9.10.   Interpretation.  When  a  reference is made in this Agreement to
                --------------
Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the words "as of the date hereof" are used in this Agreement, they shall be deemed to mean the day and year first above written (August 22, 2002).

        9.11.   Assignment.  No party may assign either this Agreement or any of
                ----------
its rights, interests or obligations hereunder without the prior written approval of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        9.12.   Alternative Structure.  Notwithstanding  any  provision  of this
                ---------------------
Agreement to the contrary, Parent may at any time modify the structure of the acquisition of the Company set forth herein, subject to the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, provided that (i) the Merger Consideration to be paid to the holders of Company Common Stock is not thereby changed in kind or reduced in amount as a result of such modification, (ii) such modification will not adversely affect the tax treatment of the Company's shareholders as a result of receiving the Merger Consideration and (iii) such modification will not materially delay or jeopardize receipt of any required approvals of Governmental Authorities.

                                            [Signature page to follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.



                                            BANKNORTH GROUP, INC.



                                            By:  /s/ William J. Ryan
                                                -------------------------------
                                                Name:  William J. Ryan
                                                Title: Chairman, President and
                                                        Chief Executive Officer

                                            AMERICAN FINANCIAL HOLDINGS, INC.



                                            By: /s/ Robert T. Kenney
                                              --------------------------------
                                               Name:  Robert T. Kenney
                                               Title: Chairman, President and
                                                        Chief Executive Officer

                                                                      ANNEX A

                             SHAREHOLDER AGREEMENT

        Shareholder Agreement (the "Agreement"), dated as of August 22, 2002, by and between _________, a shareholder ("Shareholder") of American Financial Holdings, Inc., a Delaware corporation (the "Company"), and Banknorth Group, Inc., a Maine corporation ("Parent"). All terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (defined below).

        WHEREAS, Parent and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which the Company will merge with and into Parent on the terms and conditions set forth therein and, in connection therewith, outstanding shares of Company Common Stock will be converted into shares of Parent Common Stock and/or cash in the manner set forth therein; and

        WHEREAS, Shareholder owns the shares of Company Common Stock identified on Annex I hereto (such shares, together with all shares of Company Common Stock subsequently acquired by Shareholder during the term of this Agreement, being referred to as the "Shares"); and

        WHEREAS, in order to induce Parent to enter into the Merger Agreement, Shareholder, solely in such Shareholder's capacity as a shareholder of the Company and not in any other capacity, has agreed to enter into and perform this Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

        1.  Agreement to Vote Shares. Shareholder  agrees  that  at any  meeting
            ------------------------
of the shareholders of the Company, or in connection with any written consent of the shareholders of the Company, Shareholder shall:

                (i) appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

                (ii) vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all the Shares (whether acquired heretofore or hereafter) that are beneficially owned by Shareholder or as to which Shareholder has, directly or indirectly, the right to vote or direct the voting,
         (x) in favor of adoption and approval of the Merger Agreement and the Merger and any other action requested by Parent in furtherance thereof;
         (y) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of Shareholder contained in this Agreement; and (z) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the Merger or this Agreement.

        2.      No Transfers.  Except with respect to a Shareholder who executed
                ------------
an Executive Agreement and in such case only to the extent contemplated therein, prior to the Company Meeting, Shareholder agrees not to, directly or indirectly, sell transfer, pledge, assign or otherwise dispose of, or enter into any contract option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares. In the case of any transfer by operation of law, this Agreement shall be binding upon and inure to the transferee(s). Any transfer or other disposition in violation of the terms of this Section 2 shall be null and void.

        3.      Representations  and  Warranties  of  Shareholder.   Shareholder
                -------------------------------------------------
represents and warrants to and agrees with Parent as follows:

        A.      Capacity.  Shareholder has all requisite capacity and  authority
                --------
    to enter into and perform his, her or its obligations under this Agreement.

        B.      Binding  Agreement.  This Agreement constitutes  the  valid  and
                -----------------
    legally binding obligation of Shareholder, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        C.      Non-Contravention.  The execution and delivery of this Agreement
                -----------------
    by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.

        D.      Ownership  of Shares.  Shareholder  has good title to all of the
                --------------------
    Shares as of the date hereof, and, except as set forth on Annex I hereto, the Shares are so owned free and clear of any liens, security interests, charges or other encumbrances.

        4.      Specific Performance and Remedies. Shareholder acknowledges that
                ---------------------------------
it will be impossible to measure in money the damage to Parent if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, Parent will not have an adequate remedy at law or in equity. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that Parent has an adequate remedy at law. Shareholder agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Parent's seeking or obtaining such equitable relief. In addition, after discussing the matter with Shareholder, Parent shall have the right to inform any third party that Parent reasonably believes to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of Parent hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder's agreement with Parent set forth in this Agreement may give rise to claims by Parent against such third party.

        5.      Term of Agreement; Termination.
                ------------------------------

        A.      The term of this Agreement shall commence on the date hereof.

        B. This Agreement shall terminate upon the date, if any, of termination of the Merger Agreement in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination.

        C. If the Merger Agreement is not terminated in accordance with its terms, this Agreement (except for the provisions of Sections 3 and 8, which shall survive the Effective Time) shall terminate upon the Effective Time. Upon such termination, no party shall have any further obligations or liabilities under this Agreement.

        6.     Entire Agreement. This Agreement supersedes all prior agreements,
               ----------------
written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

         7.     Notices.   All  notices,  requests,  claims,  demands  or  other
                -------
communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by a reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


                  If to Parent:

                  Banknorth Group, Inc.
                  P.O. Box 9540
                  Two Portland Square
                  Portland, Maine 04112-9540
                  Attention:  William J. Ryan
                  Chairman, President and
                        Chief Executive Officer
                  Fax:  (207) 761-8587

                With a copy to:

                Elias, Matz, Tiernan & Herrick, L.L.P.
                734 15th Street, N.W.
                Washington, D.C.  20005
                Attn:  Gerard L. Hawkins, Esq.
                Fax:  (202) 347-2172

         If to Shareholder:

         ------------------------

         ------------------------

         ------------------------


                With a copy to:

                Muldoon Murphy & Faucette LLP
                5101 Wisconsin Avenue
                Washington, DC  20016
                Attention: Douglas P. Faucette, Esq.
                Fax: (202) 966-9409

        8.      Miscellaneous.
                -------------

        A.      Severability.  If  any  provision  of  this   Agreement  or  the
                ------------
    application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

        B.      Capacity.   The   covenants  contained  herein  shall  apply  to
                --------
    Shareholder solely in his or her capacity as a shareholder of the Company, and no covenant contained herein shall apply to Shareholder in his or her capacity as a director, officer or employee of the Company or in any other capacity. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of the Shareholder to comply with his or her fiduciary duties as a director of the Company.

        C.      Counterparts.  This  Agreement  may  be  executed in one or more
                -------------
    counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

        D.      Headings. All Section  headings  herein are for  convenience  of
                ---------
    reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

        E.      Choice of Law.  This  Agreement  shall be deemed a contract made
                -------------
    under, and for all purposes shall be construed in accordance with, the laws of the State of Maine, without reference to its conflicts of law principles.

        9.      Attorney's Fees.  The   prevailing  party   or  parties  in  any
                ---------------
litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding ("Proceeding") relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party or parties all fees and disbursements of counsel (including expert witness and other consultants' fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and fees and disbursements of counsel.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.



                                        BANKNORTH GROUP, INC.


                                        By:
                                           ------------------------------------
                                           Name:  William J. Ryan
                                           Title: Chairman, President and Chief
                                                       Executive Officer



                                        [SHAREHOLDER]


                                        ---------------------------------------
                                        (Signature)

                                    ANNEX I
                             Shareholder Agreement




                               Shares of Company
                                  Common Stock
                               Beneficially Owned
  Name of                  (exclusive of unexercised      Options on Company
Shareholder                       stock options)             Common Stock
-----------                --------------------------     -------------------

                                                                      ANNEX B


                              EXECUTIVE AGREEMENT


        Executive Agreement (the "Agreement"), dated as of August 22, 2002, by and among Banknorth Group, Inc. ("Banknorth"), American Financial Holdings, Inc. ( the "Company"), American Savings Bank (the "Bank"), a wholly-owned subsidiary of the Company, and ____________ (the "Executive").


                                   WITNESSETH


        WHEREAS, the Executive is a director and/or an executive officer of the Company and the Bank; and

        WHEREAS, each of the Company and the Bank (collectively, the "Employers") are party to an Employment Agreement with the Executive, dated as of _________ __, ____ and amended as of ____________ __, 2002 (the "Company
Employment Agreement" and the "Bank Employment Agreement," respectively, and together the "Employment Agreements"); and

        WHEREAS, Banknorth and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which the Company will merge with and into Banknorth on the terms and conditions set forth therein (the "Merger") and, in connection therewith, outstanding shares of Company Common Stock will be converted into shares of Banknorth Common Stock and/or cash in the manner set forth therein; and

        WHEREAS, as an inducement to Banknorth to enter into the Merger Agreement, the Employers and the Executive desire to set forth the status of the Executive's employment relationships with the Company and the Bank as of the Effective Time (as defined in the Merger Agreement), the benefits the Executive will be entitled to receive upon termination of such employment relationships and certain noncompetition and other obligations of the Executive following the Effective Time;

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the parties hereto agree as follows:

        1.      Termination of Employment and Directorships.  At  the  Effective
                -------------------------------------------
Time, the Executive shall cease to be a director and an executive officer of the Company and the Bank, as applicable, and any other employment and consulting relationships between the Executive and any of the Company, the Bank and each other direct or indirect subsidiary of the Company, and any membership by the Executive on the boards of directors of the Company, the Bank and each other such subsidiary, shall be terminated. Without limiting the foregoing, the Employers and the Executive agree that at the Effective Time the Employment Agreements shall be automatically terminated without the necessity of any further action on the part of either party thereto, with the result that each Employment Agreement shall be null and void and no party thereto or any heir, successor or assignee thereof shall have any continuing rights or obligations thereunder.

        2.      Payment to the Executive.  In  consideration of the terminations
                ------------------------
provided in paragraph (a) of Section 1 and the other obligations of the Executive set forth herein, and subject to the provisions of Section 8 (b) hereof, at the Effective Time, the Company shall pay to the Executive a cash amount equal to $____________(the "Cash Payment"),1 less applicable withholdings pursuant to Section 12 hereof. The Executive agrees that the payment of the Cash Amount shall be in full satisfaction of all obligations of the Company and the Bank to the Executive pursuant to the Company Employment Agreement and the Bank Employment Agreement, including without limitation Sections 5(b), (c), (d), (e),
(f) and (g) of each such agreement.

        3.      No Effect on Employee Benefit Plans.  Except  as provided in the
                -----------------------------------
following sentence or as otherwise expressly provided in this Agreement, the termination of the Executive's directorships and employment pursuant to this Agreement shall have no special effect on the rights and obligations of the Executive and the Employers under any employee benefit plan of the Employers pursuant to which the Executive has any accrued rights or is entitled to any benefits or payments (the "Employee Benefit Plans"). Notwithstanding any other provision of this Agreement, the Employment Agreements or any other agreement, employee benefit plan, policy or resolutions of the board of directors of the Company or the Bank to the contrary, and in consideration of the Cash Payment and the other obligations of Banknorth set forth herein, the Employers and the Executive agree that the Executive shall not be entitled to receive any benefit pursuant to Section 4.02 of the American Savings Bank Supplemental Executive
Retirement Plan, as amended (the "SERP"). The Employers and the Executive acknowledge and agree that the foregoing sentence shall constitute an amendment to the SERP which satisfies the requirements of Section 10 thereof and any other applicable requirements.

        4.      Certain Actions in 2002.
                -----------------------

        (a) The Executive hereby agrees to take the following actions between the date hereof and December 31, 2002, it being the intention of the parties hereto that any such action shall be fully effective and consummated no later than December 31, 2002:

                (i) exercise all vested nonqualified stock options granted to the Executive under the Company's 2000 Stock-Based Incentive Plan, as amended (the "Incentive Plan");

                (ii) both exercise all vested incentive stock options granted to the Executive under the Incentive Plan and effect a sale of the shares of Company common stock acquired upon such exercise in a manner that will constitute a "disqualifying disposition" of such shares for purposes of Section 421(b) of the Code;

                 (iii)     withdraw    all    cash    and   stock   compensation
         which has previously been deferred by the Executive to a period or periods after 2002 pursuant to the Bank's Stock-
________________________________
1 The one-time payments are estimated to be as follows: Kenney - $6,000,000; Solberg - $2,200,000; Ahern - $1,000,000; Boulier - $1,875,000; Moore -
$1,000,000;  Pasqualoni  -  $1,000,000;  Perugini  -  $1,000,000;  and  Young  -
$723,524.

         Based Deferred Compensation Plan and the Bank's Cash-Based Deferred Compensation Plan (collectively, the "Deferred Compensation Plans"); and

                (iv) accept payment in December 2002 of any cash bonus to which the Executive may be entitled to receive pursuant to the Company's Executive Incentive Plan for services rendered in 2002 and which otherwise would be payable in the ordinary course by the Company to the Executive in January 2003.


        (b) The Company and the Bank agree to take such actions as may be necessary or advisable by them in order to permit the Executive to take the actions set forth in Section 4(a) and have them be fully effective and consummated no later than December 31, 2002, including without limitation (i) promptly processing all exercises of stock options by the Executive under the Incentive Plan, (ii) terminating the Deferred Compensation Plans or the participation of a class of participants therein which includes the Executive and (iii) accelerating the payment of any cash bonus to which the Executive may be entitled to receive pursuant to the Company's Executive Incentive Plan for services rendered in 2002 to December 2002.

        5.      Non-Compete; Confidentiality.
                ----------------------------
        (a) The Executive agrees that during the one-year period2 following consummation of the Merger the Executive will not, directly or indirectly, (i) become a director, officer, employee, principal, agent, consultant or independent contractor of any insured depository institution, trust company or parent holding company of any such institution or company which has an office in the State of Connecticut (a "Competing Business"), provided, however, that this provision shall not prohibit the Executive from owning bonds, non-voting preferred stock or up to five percent (5%) of the outstanding common stock of any such entity if such common stock is publicly traded, (ii) solicit or induce, or cause others to solicit or induce, any employee of Banknorth or any of its subsidiaries to leave the employment of such entities or (iii) solicit (whether by mail, telephone, personal meeting or any other means) any customer of Banknorth or any of its subsidiaries to transact business with any other entity, whether or not a Competing Business, or to reduce or refrain from doing any business with Banknorth or its subsidiaries, or interfere with or damage (or attempt to interfere with or damage) any relationship between Banknorth or its subsidiaries and any such customers.

        (b) Except as required by law or regulation (including without limitation in connection with any judicial or administrative process or proceeding), the Executive shall keep secret and confidential and shall not disclose to any third party (other than the Company, Banknorth or any of their respective subsidiaries) in any fashion or for any purpose whatsoever any information regarding the Company, Banknorth or any of their respective subsidiaries which is not available to the general public to which the Executive had access at any time during the course of the Executive's employment by the Company or any of its subsidiaries, including, without limitation, any such information relating to: business or operations; plans, strategies, prospects or objectives; products, technology, processes or specifications; research and development operations or plans; customers and customer lists; distribution, sales, service,
__________________________
2 Three-year period in the case of the agreement with Mr. Kenney.

support and  marketing  practices  and  operations; financial condition, results
of   operations  and   prospects;  operational  strengths  and  weaknesses;  and
personnel and compensation policies and procedures.

        (c) The Executive agrees that damages at law will be an insufficient remedy to Banknorth in the event that the Executive violates any of the provisions of paragraph (a) or (b) of this Section 5, and that Banknorth may apply for and, upon the requisite showing, have injunctive relief in any court of competent jurisdiction to restrain the breach or threatened or attempted breach of or otherwise to specifically enforce any of the covenants contained in paragraph (a) or (b) of this Section 5. The Executive hereby consents to any injunction (temporary or otherwise) which may be issued against the Executive and to any other court order which may be issued against the Executive from violating, or directing the Executive to comply with, any of the covenants in paragraph (a) or (b) of this Section 5. The Executive also agrees that such remedies shall be in addition to any and all remedies, including damages, available to Banknorth against the Executive for such breaches or threatened or attempted breaches.

        (d) In addition to Banknorth's rights set forth in paragraph (c) of this Section 5, in the event that the Executive shall violate the terms and conditions of paragraphs (a) or (b) of this Section 5, Banknorth and its subsidiaries may terminate any payments or benefits of any type and regardless of source payable by Banknorth or its subsidiaries, if applicable, to the Executive, other than with respect to payments or benefits to the Executive under plans or arrangements that are covered by the Employee Retirement Income Security Act of 1974, as amended.

        6.      Release.
                -------
        (a) For, and in consideration of the commitments made herein by Banknorth, the Executive, for himself and for his heirs and assigns, does hereby release completely and forever discharge Banknorth and its subsidiaries, the Company and its subsidiaries and the affiliates, stockholders, attorneys, officers, directors, agents, employees, successors, assigns and any other party associated with Banknorth or any of its subsidiaries or with the Company or any of its subsidiaries (the "Released Parties"), to the fullest extent permitted by applicable law, from any and all claims, rights, demands, actions, liabilities, obligations, causes of action of any and all kind, nature and character whatsoever, known or unknown, in any way connected with his employment by the Company or any of its subsidiaries (including in each case predecessors thereof), either as a director, officer or employee, or termination of such employment. Notwithstanding the foregoing, the Executive does not release Banknorth from any obligations of Banknorth to the Executive under (i) the Employee Benefit Plans (except as provided in the second sentence of Section 3 with respect to the SERP), (ii) Section 6.11 of the Merger Agreement and (iii) this Agreement.

        (b) For and in consideration of the commitments made herein by the Executive, including without limitation the releases in paragraph
(a)  above,   Banknorth,  for  itself,  and   for  its  successors  and  assigns
does hereby release completely and forever discharge the Executive and his heirs and assigns, to the fullest extent permitted by applicable law, from any and all claims, rights, demands, actions, liabilities, obligations, causes of action of any and all kind, nature and character whatsoever, known or unknown, in any way connected with the Executive's employment by the Company or any of its subsidiaries (including predecessors thereof), either as a director, officer or employee. Notwithstanding anything in the foregoing to the contrary, Banknorth does not release the Executive from claims arising out of (i) any breach by the Executive of any law or regulation by the Executive during the term of and related to his employment by the Company or any of its subsidiaries (including in each case predecessors thereof), either as a director, officer or employee, (ii) fraud or willful misconduct by the Executive in his capacity as a director, officer or employee of the Company or the Bank (including in each case predecessors thereof) or (iii) breach of this Agreement.

        7.      Representations and Warranties.
                ------------------------------
        (a) The parties hereto represent and warrant to each other that they have carefully read this Agreement and consulted with respect thereto with their respective counsel and that each of them fully understands the content of this Agreement and its legal effect.

        (b) The Company and the Bank represent and warrant to each other party hereto that (i) this Agreement and all actions of the Company and the Bank contemplated hereby have been authorized by all necessary corporate action of the Company and the Bank and (ii) the Company and the Bank have duly executed and delivered a copy of this Agreement and, assuming due authorization, execution and delivery of this Agreement by Banknorth and due execution and delivery of this Agreement by the Executive, this Agreement is a valid and legally binding obligation of the Company and the Bank, enforceable against the Company and the Bank in accordance with its terms.

        (c) Banknorth represents and warrants to each other party hereto that (i) this Agreement and all actions of Banknorth contemplated hereby have been authorized by all necessary corporate action of Banknorth and (ii) Banknorth has duly executed and delivered a copy of this Agreement and, assuming due authorization, execution and delivery of this Agreement by the Company and the Bank and due execution and delivery of this Agreement by the Executive, this Agreement is a valid and legally binding obligation of Banknorth, enforceable against Banknorth in accordance with its terms.

        (d) The Executive Officer represents and warrants to each other party hereto that this Agreement is a valid and legally binding obligation of the Executive which is enforceable against the Executive in accordance with its terms.

        8.      Limitations on Benefits.
                -----------------------
        (a) The parties hereto acknowledge and agree that the compensation and benefits to be provided to the Executive upon termination of the Executive's employment in connection with the Merger shall be pursuant to this Agreement and not the Employment Agreements and, accordingly, each of the Company, the Bank and the Executive hereby agrees to take no action which would result in the payment of any compensation to the Executive by the Company or the Bank pursuant to Section 4 or Section 5 of the Employment Agreements.

        (b) Notwithstanding any other provision of this Agreement to the contrary, the parties
                                       5
hereto agree that in the event that the Cash Payment, either alone or together with other payments and benefits to which the Executive has the right to receive from Banknorth, the Company and the Bank, would result in any of the Cash Payment being non-deductible to Banknorth, the Company or the Bank pursuant to
Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code, the Cash Payment shall be reduced by the minimum amount necessary in order to prevent such result. The parties agree that the determination of any reduction in the Cash Payment pursuant to this Section 8(b) shall be based upon an analysis prepared by KPMG LLP, which shall be paid for by Banknorth. Nothing contained herein shall result in a reduction of the Cash Payment under any circumstances other than as specified in this Section 8(b), or a reduction in the Cash Payment below zero.

        9.      Certain Additional Payments by Banknorth.
                ----------------------------------------
        (a) Provided that the Company, the Bank and the Executive have fully complied with their respective obligations under Section 4 of this Agreement, and except as set forth below, in the event it shall be determined that any payment or distribution by Banknorth, the Company or the Bank to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section
9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

        (b) Subject to the provisions of Section 9(c), all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by KPMG LLP or such other certified public accounting firm as may be designated by Banknorth and reasonably acceptable to the Executive (the "Accounting Firm"). All fees and expenses of the Accounting Firm shall be borne solely by Banknorth. Any Gross-Up Payment, as determined pursuant to this Section 9, shall be paid by Banknorth to the Executive within five days of the due date for the payment of any Excise Tax. Any determination by the Accounting Firm shall be binding upon Banknorth and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by Banknorth should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that Banknorth exhausts its remedies pursuant to Section 9(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by Banknorth to or for the benefit of the Executive.

        (c) The Executive shall notify Banknorth in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by Banknorth of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than five business days after the Executive is informed in writing of such claim and shall apprise Banknorth of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to Banknorth (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If Banknorth notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                (i) give Banknorth any information reasonably requested by Banknorth relating to such claim;

                (ii) take such action in connection with contesting such claim as Banknorth shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by Banknorth;

                (iii)   cooperate  with   Banknorth   in  good  faith  in  order
        effectively to contest such claim; and

                (iv) permit Banknorth to participate in any proceedings relating to such claim;

provided, however, that Banknorth shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 9(c), Banknorth shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as Banknorth shall determine; provided, however, that if Banknorth directs the Executive to pay such claim and sue for a refund, Banknorth shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, Banknorth's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

        (d) If, after the receipt by the Executive of an amount advanced by Banknorth pursuant to Section 9(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to Banknorth's complying with the requirements of Section 9(c)) promptly pay to Banknorth the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by Banknorth pursuant to Section 9(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and Banknorth does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

        10.     Successors and Assigns. This Agreement will inure to the benefit
                ----------------------
of and be binding upon the Executive and his assigns, and upon Banknorth, the Company and the Bank, including any successor thereto by merger or consolidation or any other change in form or any other person or firm or corporation to which all or substantially all of the assets and business of Banknorth, the Company or the Bank may be sold or otherwise transferred. This Agreement may not be assigned by any party hereto without the written consent of the other parties.

        11. Notices. Any communication to a party required or permitted under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party or parties, as applicable:


                  If to the Executive, to the Executive's attention at:

                  American Financial Holdings, Inc.
                  102 West Main Street
                  New Britain, Connecticut 06051

                  If to Banknorth:

                  Banknorth Group, Inc.
                  P.O. Box 9540
                  Two Portland Square
                  Portland, Maine 04112-9540
                  Attention:  General Counsel

        12.     Withholding.  Banknorth may withhold from  any  amounts  payable
                -----------
under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

        13.     Entire Agreement; Severability.
                ------------------------------
        (a) This Agreement contains the entire agreement of the parties relating to the subject matter hereof and from and after the Effective Time shall supersede in its entirety any and all prior agreements or understandings, whether written or oral, between the Employers and the Executive relating to the subject matter hereof, including without limitation the Employment Agreements. In reaching this Agreement, no party has relied upon any representation or promise except those set forth herein [and as set forth in the Consulting Agreement, dated as of the date hereof, between Banknorth and the Executive].3

        (b) Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

        14.     Amendment; Waiver.
                -----------------
        (a) This Agreement may not be amended, supplemented or modified except by an instrument in writing signed by each party hereto.

        (b) Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

        15.     Counterparts.  This  Agreement may  be  executed in  two or more
                -------------
counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

        16.     Governing Law. This Agreement shall be governed by and construed
                -------------
and enforced in accordance with the laws of the State of Maine applicable to agreements made and entirely to be performed within such jurisdiction.

        17.     Headings.   The  headings of sections in this  Agreement are for
                --------
convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.
___________________________________
3 Bracketed language to be included only in the Executive Agreement with Mr. Kenney.

        18.     Gender.  References  herein to  the  masculine  gender  shall be
                ------
deemed to refer to the feminine gender where appropriate.

        19.     Termination.   This  Agreement shall terminate upon the date, if
                -----------
any, of termination of the Merger Agreement in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder, provided, however, that any such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination.

        20.     Effect of  Shareholder  Agreement.  Banknorth  acknowledges  and
                ---------------------------------
agrees that Section 2 of the Shareholder Agreement entered into with the Executive on even date herewith shall not apply to the Executive's disposition of shares of Company Common Stock (as such term is defined in the Shareholder Agreement) in connection with a cashless exercise of Company stock options or the sale of Company Common Stock received in connection with the distribution of the Executive's interest in the Bank's Stock-Based Deferred Compensation Plan.4


                                            [Signature page to follow]



----------------------------
4   This section to be included only in the Executive Agreement with Mr. Kenney.

        IN WITNESS WHEREOF, each of the undersigned has entered into this Agreement as of the day and year first above written.



                                        BANKNORTH GROUP, INC.



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:



                                        AMERICAN FINANCIAL HOLDINGS, INC.



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:



                                        AMERICAN SAVINGS BANK




                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        -----------------------------------
                                        Name of Executive:

                                                                        ANNEX C


                              CONSULTING AGREEMENT


        Consulting  Agreement (the "Agreement"), dated  as  of  August 22, 2002,
between  Banknorth  Group,   Inc.   ("Banknorth")  and  Robert  T.  Kenney  (the
"Executive").


                                  WITNESSETH:

        WHEREAS, Banknorth and American Financial Holdings, Inc. (the "Company") are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which the Company will merge with and into Banknorth (the "Merger") on the terms and conditions set forth therein and, in connection therewith, outstanding shares of Company common stock will be converted into shares of Banknorth common stock and/or cash in the manner set forth therein; and

        WHEREAS, the Executive will no longer serve as President and Chief Executive Officer of the Company upon consummation of the Merger; and

        WHEREAS, the Merger will significantly extend Banknorth's existing markets in Connecticut; and

        WHEREAS, Banknorth desires to have the Executive undertake, and the Executive is willing to undertake, certain advisory and consulting obligations on the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:

        1.      Advisory Board; Consultancy.
                ---------------------------
        (a) Banknorth agrees to take all action necessary to cause Banknorth, National Association ("Banknorth, NA"), a wholly-owned subsidiary of Banknorth, to appoint or elect, effective as of the effective time of the Merger (the "Effective Time"), Robert T. Kenney as Chairman of the Connecticut-based board of advisory directors of Banknorth, NA (the "Advisory Board").

        (b) Subject to the terms and conditions set forth herein, during the two-year period following the Effective Time (the "Consulting Period"), the Executive undertakes to provide his personal advice and counsel to Banknorth regarding its operations, customer relationships, growth and expansion opportunities and other business matters that may arise in connection with

Banknorth's business and operations in the State of Connecticut (collectively, the "Consulting Services").

                (i) In no event shall the Executive be required to provide Consulting Services hereunder for more than 20 hours per week or 80 hours in any calendar month during the Consulting Period.

                (ii) The Executive shall provide Consulting Services as may be reasonably requested by the Chief Executive Officer of Banknorth or his designee from time to time and at mutually agreeable times. It is contemplated that the Consulting Services will include, without limitation, monthly meetings or teleconferences between the Executive and the Chief Executive Officer of Banknorth; efforts by the Executive to enhance Banknorth's business activities in the State of Connecticut, including without limitation meeting with existing and potential customers of Banknorth located in this state; attendance at certain public functions in the State of Connecticut on behalf of Banknorth and its subsidiaries; attendance at certain meetings of the Board of Directors of Banknorth to report on the business activities of Banknorth in Connecticut, and attendance at certain functions of Banknorth. Consulting Services may be provided in person, telephonically, electronically or by correspondence to the extent appropriate under the circumstances.

                (iii) The Executive shall provide the Consulting Services in the State of Connecticut, including without limitation the market areas of the Company prior to its acquisition by Banknorth, provided that the Executive may be required to provide Consulting Services at the executive offices of Banknorth located in Portland, Maine up to not more than two times per month during the Consulting Period.

        (c) Banknorth shall reimburse the Executive or otherwise provide for or pay for all reasonable expenses incurred by the Executive at the request of Banknorth, subject to such reasonable documentation as may be requested by Banknorth. If such expenses are paid in the first instance by the Executive, Banknorth shall reimburse the Executive therefor upon receipt of such reasonable documentation as may be requested by Banknorth.

        (d) During the Consulting Period, Banknorth shall provide the Executive with life insurance coverage not less than $500,000 at Banknorth's expense. In addition, the Executive shall be provided with health insurance at a level which is similar to that provided to executive officers of Banknorth during the Consulting Period at Banknorth's expense. Following the Consulting Period, the Executive shall have the option of continuing such coverage through age 65 at his own expense.

        (e) During the Consulting Period, the Executive shall be treated as an independent contractor and shall not be deemed to be an employee of Banknorth or any subsidiary or other affiliate of Banknorth for any purpose.

        2.      Payments and Benefits.
                ---------------------
        (a) In consideration of the Executive's service as Chairman of the Advisory Board, the consulting services of the Executive to be provided by the Executive hereunder and the obligations of the Executive under Section 3 hereof, Banknorth agrees to pay, or to cause Banknorth, NA to pay, to the Executive $250,000 per year during the Consulting Period, which shall be payable during each year of the Consulting Period in two equal installments, with the first payment on the first day of the applicable year of the Consulting Period and the second payment on the same date six months later. The Executive acknowledges and agrees that the foregoing compensation shall be the only compensation to be provided to the Executive for his service as a member of the Advisory Board and for the provision of consulting services hereunder.

        (b) Payments to the Executive under this Section 2 may be paid by Banknorth or Banknorth, NA by check mailed to the address of the Executive set forth in Section 5 hereof or at such other address as the Executive may notify Banknorth in accordance with the terms of such section.

        (c) If any payment pursuant to this Section 2 is required to be made on a day which is not a business day, payment shall be made on the first business day thereafter, and no interest shall accrue on any such payment for the intervening period. For purposes of this Agreement, the term "business day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Maine or the State of Connecticut are authorized by law, regulation or executive order to remain closed.

        3.      Non-Compete; Confidentiality.
                ----------------------------
        (a) The Executive agrees that during the three-year period following consummation of the Merger the Executive will not, directly or indirectly, (i) become a director, officer, employee, principal, agent, consultant or independent contractor of any insured depository institution, trust company or parent holding company of any such institution or company which has an office in the State of Connecticut (a "Competing Business"), provided, however, that this provision shall not prohibit the Executive from owning bonds, non-voting preferred stock or up to five percent (5%) of the outstanding common stock of any such entity if such common stock is publicly traded, (ii) solicit or induce, or cause others to solicit or induce, any employee of Banknorth or any of its subsidiaries to leave the employment of such entities or (iii) solicit (whether by mail, telephone, personal meeting or any other means) any customer of Banknorth or any of its subsidiaries to transact business with any other entity, whether or not a Competing Business, or to reduce or refrain from doing any business with Banknorth or its subsidiaries, or interfere with or damage (or attempt to interfere with or damage) any relationship between Banknorth or its subsidiaries and any such customers.

        (b) Except as required by law or regulation (including without limitation in connection with any judicial or administrative process or proceeding), the Executive shall keep secret and confidential and shall not disclose to any third party (other than the Company, Banknorth or any of their respective subsidiaries) in any fashion or for any purpose whatsoever any information regarding the Company, Banknorth or any of their respective subsidiaries which is not available to the general public to which the Executive had access at any time during the course of the Executive's employment by the Company or any of its subsidiaries, including, without limitation, any such information relating to: business or operations; plans, strategies, prospects or objectives; products, technology, processes or specifications; research and development operations or plans; customers and customer lists; distribution, sales, service, support and marketing practices and operations; financial condition, results of operations and prospects; operational strengths and weaknesses; and personnel and compensation policies and procedures.

        (c) The Executive agrees that damages at law will be an insufficient remedy to Banknorth in the event that the Executive violates any of the provisions of paragraph (a) or (b) of this Section 3, and that Banknorth may apply for and, upon the requisite showing, have injunctive relief in any court of competent jurisdiction to restrain the breach or threatened or attempted breach of or otherwise to specifically enforce any of the covenants contained in paragraph (a) or (b) of this Section 3. The Executive hereby consents to any injunction (temporary or otherwise) which may be issued against the Executive and to any other court order which may be issued against the Executive from violating, or directing the Executive to comply with, any of the covenants in paragraph (a) or (b) of this Section 5. The Executive also agrees that such remedies shall be in addition to any and all remedies, including damages, available to Banknorth against the Executive for such breaches or threatened or attempted breaches.

        (d) In addition to Banknorth's rights set forth in paragraph (c) of this Section 3, in the event that the Executive shall violate the terms and conditions of paragraphs (a) or (b) of this Section 3, Banknorth and its subsidiaries may terminate any payments or benefits of any type and regardless of source payable by Banknorth or its subsidiaries, if applicable, to the Executive, other than with respect to payments or benefits to the Executive under plans or arrangements that are covered by the Employee Retirement Income Security Act of 1974, as amended.

        4.      Representations  and  Warranties.  Banknorth  and  the Executive
                --------------------------------
represent and warrant to each other that they have carefully read this Agreement and consulted with respect thereto with their respective counsel and that each of them fully understands the content of this Agreement and its legal effect. Each party hereto also represents and warrants that this Agreement is a legal, valid and binding obligation of such party which is enforceable against it in accordance with its terms.

        5.      Successors and Assigns. This Agreement will inure to the benefit
                ----------------------
of and be  binding  upon the  Executive  and his  assigns  and  upon  Banknorth,
including  any  successor  to  Banknorth  by  merger  or   consolidation  or any
other change in form or any other person or firm or corporation to which all or substantially all of the assets and business of Banknorth may be sold or otherwise transferred. This Agreement may not be assigned by any party hereto without the written consent of the other party.

        6.      Notices.  Any  communication  to  a  party required or permitted
                -------
under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party or parties, as applicable:

         If to the Executive:

         Robert T. Kenney
         181 Maybrock Road
         Waterbury, Connecticut  06708

         If to Banknorth:

         Banknorth Group, Inc.
         P.O. Box 9540
         Two Portland Square
         Portland, Maine 04112-9540
         Attention: General Counsel

        7.      Withholding.  Banknorth  may  withhold from any amounts  payable
                -----------
under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

        8.      Entire Agreement; Severability.
                ------------------------------
        (a) This Agreement incorporates the entire understanding between the parties relating to the subject matter hereof, recites the sole consideration for the promises exchanged and supersedes any prior agreements between Banknorth and the Executive with respect to the subject matter hereof. In reaching this Agreement, no party has relied upon any representation or promise except those set forth herein.

        (b)     Any  term  or  provision  of  this  Agreement  which  is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this.

        9.      Amendment; Waiver.
                -----------------
         (a) This Agreement may not be amended, supplemented or modified except by an instrument in writing signed by each party hereto.

        (b) Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

        10.     Counterparts.  This  Agreement  may be  executed  in two or more
                ------------
counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

        11.     Governing Law. This Agreement shall be governed by and construed
                -------------
and enforced in accordance with the laws of the State of Maine applicable to agreements made and entirely to be performed within such jurisdiction.

        12.     Headings.  The  headings  of sections in this  Agreement are for
                --------
convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

        13.     Effectiveness. Notwithstanding anything to be contrary contained
                -------------
in this Agreement, the effectiveness of this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms.

        IN WITNESS WHEREOF, Banknorth and the Executive have entered into this Agreement as of the day and year first above written.


                                        BANKNORTH GROUP, INC.



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:




                                           ------------------------------------
                                           Robert T. Kenney